                                                                   EXHIBIT 10.16


- - --------------------------------------------------------------------------------




                               U.S. $40,000,000

                                LOAN AGREEMENT

                           Dated as of June 27, 1996


                                     among


                               AXIA INCORPORATED
                        AMES TAPING TOOL SYSTEMS, INC.
                            TAPETECH TOOL CO., INC.
                                 as Borrowers,


                           THE LENDERS NAMED HEREIN
                                  as Lenders


                                      and


              AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO
                              as Agent and Lender






- - --------------------------------------------------------------------------------


                               TABLE OF CONTENTS
                               -----------------

SECTION                                                                    PAGE
- - -------                                                                    ----
1.   DEFINITIONS...........................................................   1

2.   AMOUNT AND TERMS OF CREDIT............................................  23
     2.1   Revolving Credit Advances.......................................  23
     2.2   Term Loan.......................................................  25
     2.3   Letters of Credit...............................................  26
     2.4   Mandatory Prepayments...........................................  30
     2.5   Reduction or Cancellation of Commitments; Optional Prepayment...  31
     2.6   Single Loan.....................................................  31
     2.7   Use of Proceeds; Borrowers' Representative......................  31
     2.8   Interest on the Revolving Credit Loans and the Term Loans.......  32
     2.9   Requirements of Law.............................................  35
     2.10  Funding Indemnification.........................................  37
     2.11  LIBOR Rate Lending Unlawful.....................................  37
     2.12  Lending Installations...........................................  37
     2.13  Termination or Assignment of Commitments Under Certain
           Circumstances...................................................  38
     2.14  Fees; Unused Revolving Credit Loan Charge.......................  38
     2.15  Receipt and Application of Payments.............................  38
     2.16  Sharing of Payments, Etc........................................  39
     2.17  Accounting......................................................  39
     2.18  Indemnity.......................................................  39
     2.19  Access..........................................................  41

3.   CONDITIONS PRECEDENT..................................................  41
     3.1   Minimum Excess Revolving Credit Loan Availability...............  41
     3.2   Execution and Delivery of Agreement.............................  42
     3.3   Documents and Other Agreements..................................  42
     3.4   Absence of Material Adverse Change..............................  44
     3.5   Conditions to the Initial Revolving Credit Advance..............  44
     3.6   Conditions to Each Revolving Credit Advance.....................  44

4.   REPRESENTATIONS AND WARRANTIES........................................  45
     4.1   Corporate Existence; Compliance with Law........................  45
     4.2   Executive Offices...............................................  45
     4.3   Subsidiaries....................................................  46
     4.4   Corporate Power; Authorization; Enforceable Obligations.........  46
     4.5   Solvency........................................................  46
     4.6   Financial Statements............................................  46
     4.7   Ownership of Property; Liens....................................  47
     4.8   No Default......................................................  48
     4.9   Burdensome Restrictions.........................................  48
     4.10  Labor Matters...................................................  48
     4.11  Other Ventures..................................................  49
     4.12  Investment Company Act..........................................  49


     4.13  Margin Regulations..............................................  49
     4.14  Taxes...........................................................  49
     4.15  ERISA...........................................................  50
     4.16  No Litigation...................................................  51
     4.17  Brokers.........................................................  52
     4.18  Outstanding Stock; Options; Warrants, Etc.......................  52
     4.19  Employment and Labor Agreements.................................  52
     4.20  Patents, Trademarks, Copyrights and Licenses....................  52
     4.21  Full Disclosure.................................................  52
     4.22  Liens...........................................................  53
     4.23  No Material Adverse Effect......................................  53
     4.24  Environmental Matters...........................................  53
     4.25  Government Contracts............................................  54

5.   FINANCIAL STATEMENTS AND INFORMATION..................................  54
     5.1   Reports and Notices.............................................  54
     5.2   Communication with Accountants..................................  57

6.   AFFIRMATIVE COVENANTS.................................................  58
     6.1   Maintenance of Existence and Conduct of Business................  58
     6.2   Payment of Obligations..........................................  58
     6.3   Financial Covenants.............................................  59
     6.4   Books and Records...............................................  61
     6.5   Litigation......................................................  61
     6.6   Insurance.......................................................  61
     6.7   Compliance with Law.............................................  63
     6.8   Agreements......................................................  63
     6.9   Supplemental Disclosure.........................................  64
     6.10  Employee Plans..................................................  64
     6.11  SEC Filings; Certain Other Notices..............................  65
     6.12  Compliance with Taxes...........................................  65
     6.13  Leases; Real Estate.............................................  65
     6.14  Environmental Matters...........................................  66

7.   NEGATIVE COVENANTS....................................................  67
     7.1   Mergers, Etc....................................................  67
     7.2   Investments; Loans and Advances.................................  67
     7.3   Indebtedness....................................................  68
     7.4   Employee Loans..................................................  69
     7.5   Capital Structure...............................................  69
     7.6   Maintenance of Business.........................................  69
     7.7   Transactions with Affiliates....................................  69
     7.8   Guaranteed Indebtedness.........................................  70
     7.9   Liens...........................................................  70
     7.10  Capital Expenditures............................................  71
     7.11  Sales of Assets.................................................  71
     7.12  Cancellation of Indebtedness....................................  72

     7.13   Events of Default...............................................  72
     7.14   Hedging Transactions............................................  73
     7.15   Restricted Payments.............................................  73
     7.16   ERISA...........................................................  73
     7.17   Employment Agreements...........................................  73
     7.18   Amendment of Subordinated Notes.................................  74

8.   TERM AND TERMINATION...................................................  74
     8.1    Termination.....................................................  74
     8.2    Survival of Obligations Upon Termination of Financing
            Arrangement.....................................................  74

9.   EVENTS OF DEFAULT; RIGHTS AND REMEDIES.................................  74
     9.1    Events of Default...............................................  74
     9.2    Remedies........................................................  78
     9.3    Waivers by Borrowers............................................  78
     9.4    Right of Set-Off................................................  79

10.  THE AGENT..............................................................  79
     10.1   Authorization and Action........................................  79
     10.2   Agent's Reliance, Etc...........................................  79
     10.3   ANB and Affiliates..............................................  80
     10.4   Lender Credit Decision..........................................  80
     10.5   Indemnification.................................................  80
     10.6   Successor Agent.................................................  81

11.  MISCELLANEOUS..........................................................  81
     11.1   Complete Agreement; Modification of Agreement; Sale of Interest.  81
     11.2   Fees and Expenses...............................................  82
     11.3   No Waiver by Lender.............................................  83
     11.4   Remedies........................................................  84
     11.5   MUTUAL WAIVER OF JURY TRIAL.....................................  84
     11.6   Severability....................................................  84
     11.7   Parties.........................................................  84
     11.8   Conflict of Terms...............................................  84
     11.9   Authorized Signatories..........................................  84
     11.10  GOVERNING LAW...................................................  84
     11.11  Notices.........................................................  85
     11.12  Survival........................................................  86
     11.13  Section Titles..................................................  86
     11.14  Counterparts....................................................  86
     11.15  Defaulting Lender...............................................  86

12.  CROSS-GUARANTY.........................................................  87
     12.1   Cross-Guaranty..................................................  87
     12.2   Contribution with Respect to Guaranty Obligations...............  88
     12.3   Obligations Absolute............................................  89
     12.4   WAIVER..........................................................  89

     12.5  Recovery........................................................  89
     12.6  Liability Cumulative............................................  89

                        INDEX OF EXHIBITS AND SCHEDULES
                        -------------------------------
Exhibit A     -    Form of Borrowing Base Certificate
Exhibit B     -    Form of Notice of Revolving Credit Advance
Exhibit C-1   -    Form of Notice of Conversion/Continuation of Revolving Credit Loans
Exhibit C-2   -    Form of Notice of Conversion/Continuation of Term Loans
Exhibit D     -    Form of Security Agreement
Exhibit E     -    Form of Patent and License Security Agreement
Exhibit F     -    Form of Trademark Collateral Assignment and Security Agreement
Exhibit G     -    Form of Stock Pledge Agreement
Exhibit H     -    Form of Revolving Credit Note
Exhibit I     -    Form of Term Note
Exhibit J-1   -    Form of Mortgage
Exhibit J-2   -    Form of Leasehold Mortgage
Exhibit K     -    Form of Opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP
Exhibit L     -    Form of Officer's Solvency Certificate



Schedule 1         -  Liens
Schedule 4.2       -  Offices and Other Locations
Schedule 4.3       -  Subsidiaries
Schedule 4.6(c)    -  Material Adverse Changes
Schedule 4.7(a)    -  Owned Real Estate
Schedule 4.7(b)    -  Leased Real Estate
Schedule 4.11 -    Other Ventures
Schedule 4.14 -    Tax Matters
Schedule 4.15 -    ERISA Matters
Schedule 4.16 -    Litigation
Schedule 4.18 -    Stock Ownership
Schedule 4.19 -    Employment Matters
Schedule 4.20 -    Patents, Trademarks, Copyrights and Licenses
Schedule 4.24 -    Environmental Matters
Schedule 4.25 -    Government Contracts
Schedule 6.6       -  Insurance
Schedule 7.3       -  Existing Indebtedness
Schedule 11.9 -    Authorized Signatories

                                LOAN AGREEMENT
                                --------------


     LOAN AGREEMENT, dated as of June 27, 1996, among AXIA INCORPORATED, a Delaware corporation ("AXIA"), and its direct subsidiaries, AMES TAPING TOOL SYSTEMS, INC., a Delaware corporation ("ATTS"), TAPETECH TOOL CO., INC., a Delaware corporation ("TapeTech") (AXIA, ATTS and TapeTech, individually, "Borrower", and collectively, "Borrowers"), each having an office at 100 West 22nd Street, Suite 134, Lombard, Illinois 60148, the lenders ("Lenders") named herein, and AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association, having an office at 33 North LaSalle Street, Chicago, Illinois 60690 ("ANB"), as agent for Lenders hereunder (ANB, in such capacity, being "Agent").

                               R E C I T A L S:
                               ---------------


     A. Borrowers desire that Lenders extend financing to enable Borrowers to repay certain existing indebtedness and costs associated therewith and to supply the working capital and other financial needs of Borrowers, to the extent permitted by this Agreement, such financing to be comprised of the revolving credit, term loan and letter of credit facilities established by this Agreement.

     B. As security for the loans to be made by Lenders to, or for the account of, Borrowers, and for the repayment of obligations incurred by Lenders for the benefit of Borrowers, Borrowers will grant to Agent, for its benefit and the ratable benefit of Lenders, a lien on, and a security interest in, all of their assets.

     C. Accordingly, in consideration of the mutual agreements contained herein, and subject to the terms and conditions hereof, the parties hereto agree as follows:

1.   DEFINITIONS.

     In addition to the defined terms appearing above, capitalized terms used in this Agreement shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings when used herein:

     "ACCOUNT DEBTOR" shall mean any Person who is or who may become obligated to any Borrower under, with respect to, or on account of, an Account Receivable.

     "ACCOUNTS RECEIVABLE" shall mean all accounts, accounts receivable, other receivables, contract rights, chattel paper, instruments, documents, and notes, whether now owned or hereafter acquired by any Borrower.

     "ADJUSTED LIBOR RATE" shall mean a per annum rate of interest equal to the sum of (i) the LIBOR Rate, plus (ii) the Applicable Margin.

     "AFFILIATE" shall mean with respect to any Person (i) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 5% or more of the Stock having ordinary voting power in the election of directors of such Person, (ii) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person, or (iii) each of such Person's officers, directors, joint venturers and partners. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

     "AGENT" shall mean ANB, as agent for itself and Lenders hereunder, and any successor agent appointed pursuant to Section 10.6.

     "AGREEMENT" shall mean this Loan Agreement, including all amendments, modifications and supplements hereto and any appendices, exhibits or schedules to any of the foregoing, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

     "ALTA SURVEY" shall mean a survey prepared in accordance with the standards adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, known as the "Minimum Standard Detail Requirements of Land Title Surveys". The ALTA Survey shall be in sufficient form to satisfy the requirements of Commonwealth Land Title Insurance Company to provide extended coverage over survey defects and shall also show the location of all easements, utilities, and covenants of record, dimensions of all improvements, encroachments from any adjoining property, and certify as to the location of any flood plain area affecting the subject real estate. The ALTA Survey shall contain the following certification: "To Axia Incorporated, American National Bank and Trust Company of Chicago, as Agent and Commonwealth Land Title Insurance Company. This is to certify that this map of plat and the survey on which it is based were made in accordance with the "Minimum Standard Detail Requirements for Land Title Surveys" jointly established and adopted by ALTA and ACSM in 1992. (Signed) (SEAL) License No. ____________________".

     "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (i) the Base Rate in effect on such day, or (ii) the Federal Funds Effective Rate in effect on such day, plus one percent (1%). If for any reason Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined solely by reference to the Base Rate until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Base Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Base Rate or the Federal Funds Effective Rate, respectively.

     "ALTERNATE BASE RATE BORROWING" shall mean a Revolving Credit Advance bearing interest at the Alternate Base Rate or a portion of the Term Loan bearing interest at the Alternate Base Rate.

     "ALTERNATE BASE RATE LOAN" shall mean the portion of the Revolving Credit Loan or the Term Loan which bears interest at the Alternate Base Rate.

     "APPLICABLE MARGIN" shall mean, for any Fiscal Quarter, the applicable margin set forth below based upon the Consolidated Funded Debt to Consolidated EBITDA Ratio of AXIA and its Subsidiaries for the four immediately preceding Fiscal Quarters (the "Actual Ratio") set forth below:


==================================================================================================
                                                                            APPLICABLE MARGIN
                            REQUIRED               APPLICABLE MARGIN         IF ACTUAL RATIO
                          CONSOLIDATED              IF ACTUAL RATIO         EQUALS OR IS LESS
MEASUREMENT              FUNDED DEBT TO             EXCEEDS REQUIRED           THAN REQUIRED
DATE                      EBITDA RATIO                   RATIO                    RATIO
                       ("REQUIRED RATIO")
- - --------------------------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------------------------
  6/30/96                  2.60 to 1.0                    1.75%                   1.50%
- - --------------------------------------------------------------------------------------------------
  9/30/96                  2.60 to 1.0                    1.75%                   1.50%
- - --------------------------------------------------------------------------------------------------
  12/31/96                 2.35 to 1.0                    1.75%                   1.50%
- - --------------------------------------------------------------------------------------------------
  3/31/97                  2.35 to 1.0                    1.75%                   1.50%
- - --------------------------------------------------------------------------------------------------
  6/30/97                  2.35 to 1.0                    1.75%                   1.50%
- - --------------------------------------------------------------------------------------------------
  9/30/97                  2.35 to 1.0                    1.75%                   1.50%
- - --------------------------------------------------------------------------------------------------
  12/31/97                 2.10 to 1.0                    1.75%                   1.50%
- - --------------------------------------------------------------------------------------------------
  3/31/98                  2.10 to 1.0                    1.75%                   1.50%
- - --------------------------------------------------------------------------------------------------
  6/30/98 and at the       2.0 to 1.0                     1.75%                   1.50%
     end of each
  subsequent Fiscal
      Quarter
==================================================================================================

For purposes of the foregoing, the Applicable Margin shall be determined by reference to the Actual Ratio as of the measurement date set forth above and any change in the Applicable Margin shall become effective for all purposes on and after the date of delivery to Agent of the certificate and applicable financial statements required by Sections 5.1(c) and 5.1(d) relating to the Fiscal Quarter or Fiscal Year ended as of the applicable measurement date; provided, however, that until the first such certificate and financial statements have been delivered to Agent, the Applicable Margin shall be 1.75%, unless AXIA shall have delivered to Agent on the initial Closing Date an officer's certificate certifying that the Applicable Margin, determined by AXIA in accordance with the first part of this sentence based upon its good faith estimates, should be 1.50% in which case the Applicable Margin shall be set at 1.50% for all purposes hereunder until delivery of the first certificate and financial statements pursuant to Section 5.1(c) hereof and if, upon delivery of such first financial statements and certificate pursuant to Section 5.1(c), the certificate delivered on the initial Closing Date proves to have been inaccurate and shall have resulted in an understatement of the Applicable Margin, then such understatement shall be corrected retroactively to the Closing Date and the Borrowers shall immediately pay to Agent the amount of the shortfall. Notwithstanding the foregoing, at any time during which AXIA has failed to deliver the certificate and applicable financial statements described in Sections 5.1(c) and 5.1(d) with respect to the Fiscal Quarter or Fiscal Year ending as of the applicable measurement date in accordance with the provisions of such Sections, for more than five Business Days after such certificate and applicable financial statements are due, the Actual Ratio shall be deemed, solely for purposes of this definition, to exceed the Required Ratio until such certificate and applicable financial statements are delivered. The Applicable Margin shall be increased by an amount equal to 0.25% per annum (the "Subordinated Debt Repurchase Premium") in the event that (i) AXIA shall at any time repurchase any of the Subordinated Notes or Subordinated Note Units, and (ii) at any time during the period commencing on the date such repurchase is effected and ending 30 days after the date such repurchase is effected, the outstanding principal balance of the Revolving Credit Loan exceeds $5,000,000. If, the Subordinated Debt Repurchase Premium shall be in effect at any time in accordance with the provisions of the immediately preceding sentence, then it shall remain in effect until such time as the outstanding principal balance of the Revolving Credit Loan is reduced to an amount equal to or less than $5,000,000 for 30 consecutive days. If at any time following the initial repurchase of Subordinated Notes or Subordinated Note Units occurring after the initial Closing Date the Subordinated Debt Repurchase Premium shall not be in effect and there shall be any additional repurchase of the Subordinated Notes or Subordinated Note Units by AXIA, then the Applicable Margin shall again be increased by the Subordinated Debt Repurchase Premium, if the conditions set forth above for the initial imposition of the Subordinated Debt Repurchase Premium are satisfied in connection with any such subsequent repurchase of Subordinated Notes or Subordinated Note Units.

     "BASE RATE" shall mean the per annum rate of interest announced or published from time to time by Agent at its principal place of business in Chicago, Illinois as its base or equivalent rate of interest, which rate is not necessarily the lowest rate of interest charged by Agent with respect to commercial loans. Any change in the Base Rate shall be effective as of the effective date stated in the announcement by Agent of such change.

     "BORROWING" shall mean either an Alternate Base Rate Borrowing or a LIBOR Rate Borrowing, as the case may be.

     "BORROWING BASE" shall mean an amount equal to (i) 85% of Eligible Domestic Accounts Receivable, plus (ii) 70% of Eligible Foreign Accounts Receivable, plus
(iii) 50% of Eligible Inventory, plus (iv) the Borrowing Base Addition, if any.

     "BORROWING BASE ADDITION" shall mean an amount equal to (i) $2,500,000 during the period from and including the Closing Date through and including December 31, 1996, (ii) $2,000,000 during the period from and including January 1, 1997 through and including December 31, 1997, (iii) $1,500,000 during the period from and including January 1, 1998 through and including December 31, 1998, (iv) $1,000,000 from and including January 1, 1999 through and including December 31, 1999, and (v) zero dollars from and including January 1, 2000 and at all times thereafter.

     "BORROWING BASE CERTIFICATE" shall mean a certificate in the form attached hereto as Exhibit A.

     "BUSINESS DAY" shall mean a day, other than a Saturday or Sunday, on which banks in Chicago, Illinois are open for the transaction of banking business and, in the case of a Business Day which relates to a LIBOR Loan, a day on which dealings are carried on in the London interbank market.

     "CAPITAL EXPENDITURES" shall mean all payments, including, without limitation, payments for Capital Lease Obligations, for any fixed assets or improvements, or replacements, substitutions or additions thereto, that have a useful life of more than one year and which are required to be capitalized under GAAP.

     "CAPITAL LEASE" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet, other than, in the case of any Borrower or a Subsidiary of any Borrower, any such lease under which such Borrower or such Subsidiary is the lessor.

     "CAPITAL LEASE OBLIGATION" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

     "CASH AND CASH EQUIVALENTS" shall mean, at any time, any assets of any Borrower or any Subsidiary of any Borrower which are in the form of, or are readily convertible into money, including, without limitation, cash, checks, and other negotiable instruments, deposits with any bank or financial institution (whether as demand deposits or time deposits, and whether or not evidenced by certificates of deposit), and readily marketable securities of any type.

     "CASH EQUIVALENTS" shall mean, for purposes of Section 2.3 hereof, cash equivalents of the type referred to in clauses (i), (ii), (iii) and (iv) of the proviso in Section 7.2 hereof.

     "CERCLA" shall mean the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "CHARGES" shall mean all Federal, state, county, city, municipal, local, foreign or other governmental (including, without limitation, PBGC) taxes at the time due and payable, levies, assessments or charges upon or relating to (i) the Collateral, (ii) the Obligations, (iii) any Borrower's or any of its Subsidiaries' employees (other than taxes not required to be withheld), payroll, income or gross receipts, (iv) any Borrower's or any of its Subsidiaries' ownership or use of any of its assets, or (v) any other aspect of any Borrower's or any of its Subsidiaries' business.

     "CLOSING" shall mean the making of the advance under the Term Loan, the making of the initial Revolving Credit Advance and the making of each subsequent Revolving Credit Advance.

     "CLOSING DATE" shall mean the date on which a Closing takes place.

     "CODE" shall mean the Uniform Commercial Code of the jurisdiction with respect to which such term is used, as in effect from time to time.

     "COLLATERAL" shall mean the Collateral covered by the Security Agreement, the Patent, and License Security Agreements and the Trademark Collateral Assignment and Security Agreements, the pledged Collateral covered by the Stock Pledge Agreement, and the properties covered by the Mortgages and the Leasehold Mortgages.

     "COLLATERAL DOCUMENTS" shall mean the Security Agreement, the Patent and License Security Agreements, the Trademark Collateral Assignment and Security Agreements, the Mortgages, the Leasehold Mortgages and the Stock Pledge Agreement.

     "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

     "COMMITMENT TERMINATION DATE" shall mean the earliest of (i) December 31, 2000, (ii) the date of termination of the commitment to make further Revolving Credit Advances pursuant to Section 9.2 hereof, and (iii) the date of repayment or prepayment in full by Borrower of the Term Loan in accordance with the provisions of Sections 2.2, 2.4 or 2.5 hereof.

     "CONSOLIDATED AMORTIZATION EXPENSE" shall means for any Person, for any period, the consolidated amortization expense of such Person for such period (including amortization of any step-up in value of inventory or other assets as may be required by purchase accounting), determined on a consolidated basis for such Person and its Subsidiaries in conformity with GAAP.

     "CONSOLIDATED CURRENT ASSETS" shall mean, with respect to any Person, at any date of determination, the total assets of such Person and its consolidated Subsidiaries which may properly be classified as current assets on a consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

     "CONSOLIDATED CURRENT LIABILITIES" shall mean, with respect to any Person, as at any date of determination, the total liabilities of such Person and its consolidated Subsidiaries which may properly be classified as current liabilities (other than the current portion of any Loans and of any Indebtedness for borrowed money) on a consolidated balance sheet of such Person and its consolidated Subsidiaries in accordance with GAAP.

     "CONSOLIDATED DEPRECIATION EXPENSE" shall mean, with respect to any Person, for any period, the consolidated depreciation expense of such Person for such period, determined on a consolidated basis for such Person and its consolidated Subsidiaries in conformity with GAAP.

     "CONSOLIDATED EBITDA" shall mean, with respect to any Person, for any period, the difference between (A) the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) Consolidated Tax Expense, (iv) Consolidated Depreciation Expense, (v) Consolidated Amortization Expense, (vi) the amount of any write-off of capitalized loan costs incurred in connection with the refinancing of Indebtedness for borrowed money with the proceeds of the Loans, and (vii) the amount of any write-off of goodwill due to the loss of business at the Nestaway division, less (B) the sum of the amounts for such period of (i) interest income and (ii) net gains on sale of assets to the extent included in Consolidated Net Income, whether or not extraordinary (excluding sales in the ordinary course of business) and other extraordinary gains, all as determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP.

     "CONSOLIDATED FIXED CHARGES" shall mean, with respect to any Person, for any period, the amount of interest and regularly scheduled principal installments payable on all Indebtedness for borrowed money of such Person and its consolidated Subsidiaries during such period.

     "CONSOLIDATED FREE CASH FLOW" shall mean, with respect to any Person, for any period, the positive difference, if any, between (A) the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Depreciation Expense, and (iii) Consolidated Amortization Expense, less (B) the sum of (i) the current portion of Consolidated Funded Debt, plus (ii) Capital Expenditures incurred during the period, all as determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP.

     "CONSOLIDATED FUNDED DEBT" shall mean, with respect to any Person, at any date of determination thereof, the total of all Funded Debt of such Person and its consolidated Subsidiaries outstanding on such date determined in accordance with GAAP, after eliminating all intercompany transactions.

     "CONSOLIDATED FUNDED DEBT TO CONSOLIDATED EBITDA RATIO" shall mean, at any date of determination thereof, the ratio of (a) Consolidated Funded Debt outstanding on such date to (b) Consolidated EBITDA for the relevant period determined in accordance with GAAP.

     "CONSOLIDATED INTEREST EXPENSE" shall mean, with respect to any Person, for any period, the sum of (x) total interest expense (including that attributable to Capital Leases in accordance with GAAP) and (y) total cash dividends paid on any preferred stock, in each case of such Person and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness and preferred stock of such Person and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, but excluding, however, any amortization of deferred financing costs, all as determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP. For purposes of clause (y) above, dividend requirements shall be increased to an amount representing the pretax earnings that would be required to cover such dividend requirements; accordingly, the increased amount shall be equal to such dividend requirements multiplied by a fraction, the numerator of which is such dividend requirement and the denominator of which is 1 minus the applicable actual combined Federal, state, local and foreign income tax rate of such Person and its subsidiaries (expressed as a decimal), on a consolidated basis, for the Fiscal Year immediately preceding the date of the transaction giving rise to the need to calculate Consolidated Interest Expense.

     "CONSOLIDATED NET INCOME" shall mean, with respect to any Person, for any period, the net income (or loss) of such Person and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined on a consolidated basis for such Person and its consolidated Subsidiaries in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any other Person (other than consolidated Subsidiaries of such Person) in which any third Person (other than such Person or any of its consolidated Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or any of its Subsidiaries by such other Person during such period, (ii) the income (or loss) of any other Person accrued prior to the date it becomes a consolidated Subsidiary of such Person or is merged into or consolidated with such Person or any of its consolidated Subsidiaries or such other Person's assets are acquired by such Person or any of its consolidated Subsidiaries, and (iii) the income of any consolidated Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by that consolidated Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that consolidated Subsidiary.

     "CONSOLIDATED NET WORTH" shall mean, with respect to any Person, at any date of determination thereof, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of such Person and its consolidated Subsidiaries, and, in the case of AXIA, plus the amount of any write-off of goodwill occurring since March 31, 1996 due to the loss of business at the Nestaway division all as determined on a consolidated basis for such Person and its consolidated Subsidiaries in conformity with GAAP.

     "CONSOLIDATED TAX EXPENSE" shall mean for any Person, for any period, the consolidated tax expense of such Person for such period, determined on a consolidated basis for such Person and its consolidated Subsidiaries in conformity with GAAP.

     "CONSOLIDATED TOTAL LIABILITIES" shall mean, with respect to any Person, as at any date of determination, the total liabilities of such Person and its consolidated Subsidiaries which may properly be classified as liabilities on a consolidated balance sheet of such Person and its consolidated Subsidiaries in accordance with GAAP.

     "CORTEC" means Cortec Capital Corporation, the general partner of Cortec Group Fund, L.P.

     "DEFAULT" shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

     "DEFINED CONTRIBUTION PLAN" shall mean, with respect to any Borrower or any Subsidiary of any Borrower, at any time, an employee pension benefit plan as defined in Section 3(2) of ERISA that is not covered by Title IV of ERISA, that is not subject to the minimum funding standards under Section 412 of the IRC and that is maintained for the employees of Borrower or any Subsidiary of Borrower.

     "DOL" shall mean the United States Department of Labor.

     "DOMESTIC ACCOUNT DEBTOR" shall mean an Account Debtor located in the continental United States or Hawaii.

     "DOMESTIC SUBSIDIARY" shall mean a Subsidiary incorporated under the laws of any state of the United States and whose business operations are conducted in the continental United States or Hawaii.

     "ELIGIBLE ACCOUNTS RECEIVABLE" shall mean all Accounts Receivable which are determined, in the discretion of Agent, to be exercised in a commercially reasonable manner, to be eligible for advance. The following categories of Accounts Receivable shall be excluded from eligibility, together with such other exclusions as Agent shall from time to time determine in its discretion, to be exercised in a commercially reasonable manner, including, but not limited to, Agent's right to exclude and reserve designated Accounts Receivable from eligibility due to any liens, claims or risks which Agent in its discretion, to be exercised in a commercially reasonable manner, believes are reasonably likely to impair the value of such Accounts Receivable, Agent's rights and interests therein and/or Borrowers' ability to repay the Obligations:

          1. Any Account Receivable unpaid for more than ninety (90) days from the date of invoice with respect to Accounts Receivable the invoice for which provides that payment is due in thirty (30) days or less from the date of such invoice;

          2. Any Account Receivable payable by a Domestic Account Debtor unpaid for more than thirty (30) days after the original payment date thereof with respect to Accounts Receivable the invoice for which provides that payment is due more than thirty (30) days from the date of such invoice; provided, however, that the aggregate amount of all Accounts Receivable payable by Domestic Account Debtors providing for payment more than thirty (30) days from the date of the invoice that may constitute Eligible Accounts Receivable shall not exceed $250,000 at any one time;

          3. Any Account Receivable which, when aggregated with all other Accounts Receivable of the same Account Debtor (or any Affiliate thereof), exceeds twenty percent (20%) in face value of all Accounts Receivable of Borrowers then outstanding, to the extent of such excess;

          4. Any Account Receivable from any Domestic Account Debtor having fifty percent (50%) or more of its aggregate accounts receivables due to Borrowers unpaid for more than sixty (60) days from the dates of the respective invoices;

          5. Any Account Receivable against the payment of which the Account Debtor therein claims to have, may have or has any defense, setoff or counterclaim, except for instances in which an Account Receivable would be deemed ineligible solely on account of this paragraph 5 due to the fact that a Borrower has an account payable to such Account Debtor and the Account Debtor has not asserted any claim, defense, right of set-off or counterclaim with respect to the Account Receivable;

          6. Any Account Receivable on which the Account Debtor is an Affiliate of any Borrower;

          7. Any Account Receivable with respect to which goods are placed on consignment, guaranteed sale or other terms, including but not limited to delivery of goods, which are conditions precedent to payment by the Account Debtor;

          8. Any Account Receivable with respect to which the Account Debtor is the United States government or any department, agency or instrumentality of the United States government unless appropriate assignment of claims forms are executed in advance;

          9. Any Account Receivable with respect to which the Account Debtor is a foreign government or any department, agency or instrumentality thereof;

          10. Any Account Receivable due more than ninety (90) days from the date of invoice in the case of a Domestic Account Debtor;

          11. Any Account Receivable not arising out of Borrowers' ordinary course of trade or business;

          12. Any Account Receivable with respect to which the applicable representations and warranties contained in Section 4 of the Security Agreement are not true and correct in all material respects (determined without regard to any exceptions thereto indicated in any writing delivered by Borrowers pursuant to Section 4(e) of the Security Agreement); and

          13. Any Account Receivable which Agent elects in its discretion, to be exercised in a commercially reasonable manner, to exclude because of the unsatisfactory credit standing or payment record of the Account Debtor.

     "ELIGIBLE DOMESTIC ACCOUNTS RECEIVABLE" shall mean Eligible Accounts Receivable payable by a Domestic Account Debtor.

     "ELIGIBLE FOREIGN ACCOUNTS RECEIVABLE" shall mean Eligible Accounts Receivable payable by a Foreign Account Debtor.

     "ELIGIBLE INVENTORY" shall mean such Inventory which is unencumbered and which is determined, in the discretion of Agent, to be exercised in a commercially reasonable manner, to be eligible for advance, valued at the lowest of Borrowers' cost (on a FIFO basis) or market. The following categories of Inventory shall be excluded from eligibility, together with such other exclusions as Agent shall from time to time determine in its discretion, to be exercised in a commercially reasonable manner, including, but not limited to, Agent's right to exclude and reserve designated categories of Inventory from eligibility due to any liens, claims or risks which Agent in its discretion, to be exercised in a commercially reasonable manner, believes are reasonably likely to impair the value of such Inventory, Agent's rights and interests therein and/or Borrowers' ability to repay the Obligations:

          1. Any Inventory which is obsolete, slow-moving in relation to customary industry practice, not in good condition or not currently usable or currently salable in the ordinary course of Borrowers' business;

          2. Any Inventory with respect to which Agent does not have a first and valid fully perfected security interest;

          3. Any Inventory not located in the continental United States or Hawaii;

          4. Any Inventory consisting of goods returned and rejected by Borrower's customers;

          5. Any Inventory in transit to third parties (other than agents or warehousemen with respect to which Borrowers have satisfied the requirements of Section 4(f)(ii) of the Security Agreement);

          6. Any Inventory with respect to which the applicable representations and warranties contained in Section 4 of the Security Agreement are not true and correct in all material respects (determined without regard to any exceptions thereto indicated in any writing delivered by Borrowers pursuant to Section 4(f) of the Security Agreement);

     "EMPLOYEE HOUSING LOANS" shall mean loans from any Borrower to an employee of such Borrower to cover moving and housing costs incurred in connection with the relocation of such employee.

     "EMPLOYEE STOCK LOANS" shall mean loans from any Borrower to an employee of such Borrower to enable such employee to purchase equity securities of Holdings pursuant to Equity Agreements.

     "ENVIRONMENTAL LAWS" shall mean all federal, state and local laws, statutes, ordinances, regulations, and policies, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof having the force of law, including, without limitation, any applicable judicial or administrative order, or consent decree having the force of law or judgment, relative to the applicable Real Estate, including any facility, as defined in 42 U.S.C. (S)9601(9), relating to the regulation and protection of human health or safety from environmental or workplace hazards, and the protection of the environment and natural resources (including, without limitation, ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. (S)9601 et seq.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C. (S)1801 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. (S)136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. (S)6901 et seq.) ("RCRA"); the Toxic Substance Control Act (15 U.S.C. (S)2601 et seq.); the Clean

Air Act, as amended (42 U.S.C. (S)740 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. (S)651 et seq.) ("OSHA"); the Oil Pollution Act of 1990 (p.L. 101-380, August 18, 1990; the Emergency Planning and Community Right to Know Act of 1986 (42 U.S.C. (S)11001 et seq.); and the Safe Drinking Water Act, as amended (42 U.S.C. (S)300f et seq.); any and all regulations promulgated thereunder, and all analogous state and local counterparts or equivalents and any environmental transfer of ownership notification or approval statutes such as, by way of example, the New Jersey Industrial Site Recovery Act (1993 N.J. Sess. Law Serv. ch. 139, Senate 1070).

     "EQUIPMENT" shall mean any "equipment", as such term is defined in Section 9-109(2) of the Code, now owned or hereafter acquired by any Borrower and, in any event, shall include, without limitation, all machinery, equipment, furnishings, fixtures, vehicles and computers and other electronic data processing and other office equipment now owned or hereafter acquired by any Borrower, and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

     "EQUITY AGREEMENT" shall mean any agreement or plan pursuant to which members of management of any Borrower may acquire Stock of Holdings or options or other rights to acquire such equity.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

     "ERISA AFFILIATE" shall mean, with respect to any Borrower, all trades or businesses (whether or not incorporated) which, together with any Borrower, are treated as a single employer under the applicable provisions of ERISA or the IRC including, but not limited to, Sections 414(b), (c), (m) or (o) of the IRC.

     "ERISA EVENT" shall mean, with respect to any Borrower or any ERISA Affiliate, (a) a Reportable Event, (b) the withdrawal of any Borrower or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the filing or other distribution of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC under Section 4042(a) of ERISA, or (e) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or to cause the imposition of any liability in excess of $10,000 under Title IV of ERISA.

     "EVENT OF DEFAULT" shall have the meaning assigned to it in Section 9.1 hereof.

     "EXCESS REVOLVING CREDIT LOAN AVAILABILITY" shall mean the positive difference, if any, between (i) the lesser of the Maximum Revolving Credit Loan and the Borrowing Base and (ii) the aggregate amounts outstanding in respect of the Revolving Credit Loan.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "FACILITY FEE" shall have the meaning assigned to it in Section 2.14(b).

     "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for that day of such transactions received by Agent from three Federal funds brokers of recognized standing selected by it.

     "FINANCIALS" shall mean the financial statements referred to in Section 4.6(a) hereof.

     "FISCAL YEAR" shall mean the twelve-month period (or shorter period with respect to the first Fiscal Year within the Term hereof) that ends on December
31. Subsequent changes of the fiscal year of Borrower shall not change the term "Fiscal Year," unless the Required Lenders shall consent in writing to such changes.

     "FOREIGN ACCOUNT DEBTOR" shall mean an Account Debtor which is not located in the continental United States or Hawaii.

     "FOREIGN SUBSIDIARY" shall mean any Subsidiary which is not incorporated under the laws of one of the states of the United States or whose business operations are not conducted in the continental United States or Hawaii;

     "FUNDED DEBT" shall mean, with respect to any Person, all Indebtedness for borrowed money of such Person which by the terms of the agreement governing, or instrument evidencing, such Indebtedness matures more than one year from, or is directly or indirectly renewable or extendible at the option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from, the date of creation thereof, including current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor and, in respect of Borrowers, including the Term Notes and the Subordinated Notes and any unamortized portion of original issue discount with respect to the Subordinated Notes.

     "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

     "GUARANTEED INDEBTEDNESS" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner including, without limitation, any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof.

     "HAZARDOUS SUBSTANCE" shall have the meanings set forth in CERCLA (42 U.S.C. (S)9601(14) and, in addition, shall include petroleum, as defined in RCRA (42 U.S.C. (S)6991(2)(B)) and pollutants or contaminants as defined in CERCLA (42 U.S.C. (S)9601 (33)).

     "HOLDINGS" shall mean AXIA Holdings Corp., a Delaware corporation.

     "INDEBTEDNESS" shall mean all liabilities, obligations and indebtedness of any and every kind and nature, including, without limitation, all liabilities and all obligations to trade creditors, whether now or hereafter owing, arising, due or payable, from any Borrower or any of its Subsidiaries to any Person and howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise. Without in any way limiting the generality of the foregoing, Indebtedness shall specifically include the following without duplication:

          (a) amounts outstanding under this Agreement, including, without limitation, amounts outstanding under the Term Note, the Revolving Credit Note and the Letter of Credit Obligations;

          (b) all obligations or liabilities of any Person that are secured by any Lien upon property owned by any Borrower or any of its Subsidiaries, even though such Borrower shall not have assumed or become liable for the payment thereof;

          (c) all obligations and indebtedness of any Borrower for borrowed money or for notes, bonds, debentures and other debt securities;

          (d) all obligations or liabilities created or arising under any lease or conditional sale or other title retention agreement with respect to property used or acquired by any Borrower or any of its Subsidiaries, even though the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property;

          (e)  all obligations or liabilities under Guaranteed Indebtedness; and

          (f)  all Charges.

     "INTEREST RATE AGREEMENT" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option contract or other similar agreement or arrangement to which AXIA is a party, designed to protect AXIA or any of its Subsidiaries against fluctuations in interest rates.

     "INVENTORY" shall mean any and all now owned or hereafter acquired raw material, work-in-process and finished goods inventory and other tangible personal property intended for sale or lease, in the custody or possession, actual or constructive, of any Borrower or in transit to any Borrower, including such inventory as is on consignment to third parties, leased to customers of any Borrower, or otherwise temporarily out of the custody or possession of any Borrower.

     "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto, and any regulations or notices promulgated thereunder.

     "IRS" shall mean the Internal Revenue Service.

     "LEASEHOLD MORTGAGE" shall mean the leasehold mortgages, leasehold deeds of trust or other similar leasehold security agreement in form reasonably satisfactory to Agent, made or to be made by any Borrower having an interest in the Lease to be encumbered, in favor of Agent to secure payment of the Obligations creating a first priority lien on Leases particularly designated on
Schedule 4.7(b) or for which Leasehold Mortgages are required in accordance with the terms of this Agreement.

     "LEASES" shall mean all of those leasehold estates in real property now owned or hereafter acquired by any Borrower or any Subsidiary of any Borrower, as lessee.

     "LENDER(S)" shall mean each Lender, including ANB, listed on the signature pages hereof and any future holder of all or any portion of the Notes.

     "LETTER OF CREDIT OBLIGATIONS" shall mean all outstanding obligations incurred by ANB at the request of AXIA, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance or guarantee, by ANB or another, of letters of credit. The amount of such Letter of Credit Obligations shall equal the maximum amount which may be payable by ANB thereupon or pursuant thereto.

     "LETTERS OF CREDIT" shall mean commercial or standby letters of credit issued at the request of AXIA and for the account of any Borrower for which ANB has incurred Letter of Credit Obligations pursuant thereto.

     "LIBOR BASE RATE" shall mean, with respect to a LIBOR Rate Loan for the relevant LIBOR Rate Interest Period, any interest rate per annum determined by Agent to be the rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) at which deposits in United States Dollars in immediately available funds are offered by Agent to first-class banks in the London interbank market at approximately 11:00 (London time) two (2) Business Days prior to the first day of such LIBOR Rate Interest Period, in the approximate amount of the LIBOR Rate Loan and having a maturity approximately equal to the LIBOR Rate Interest Period.

     "LIBOR RATE" shall mean, for the relevant LIBOR Rate Interest Period, the quotient of (i) the LIBOR Base Rate applicable to that LIBOR Rate Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to that LIBOR Rate Interest Period.

     "LIBOR RATE BORROWING" shall mean a Revolving Credit Advance bearing interest at the LIBOR Rate or a portion of the Term Loan bearing interest at the Adjusted LIBOR Rate.

     "LIBOR RATE INTEREST PERIOD" shall mean, with respect to a LIBOR Rate Loan, a period of 30, 60, 90 or 180 days commencing on a Business Day selected by AXIA pursuant to this Agreement. If a LIBOR Rate Interest Period would otherwise end on a day which is not a Business Day, such LIBOR Rate Interest Period shall end on the next succeeding Business Day.

     "LIBOR RATE LOAN" shall mean the portion of the Revolving Credit Loan or the Term Loan which bears interest at the Adjusted LIBOR Rate.

     "LIEN" shall mean any mortgage, leasehold mortgage or deed of trust (including any Mortgage), pledge, hypothecation, assignment, deposit arrangement, lien, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease intended as security or any title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

     "LOAN DOCUMENTS" shall mean this Agreement, the Notes, the Collateral Documents and the Other Agreements.

     "LOANS" shall mean, collectively, the Revolving Credit Loan and the Term Loan.

     "MANAGEMENT AGREEMENT" shall mean the management agreement between Cortec and AXIA.

     "MATERIAL ADVERSE EFFECT" shall mean material adverse effect on (i) the business, assets, operations or financial or other condition of Borrowers taken as a whole, (ii) Borrowers' collective ability to pay the Obligations in accordance with the terms thereof, and (iii) the Collateral or Agent's Liens on the Collateral or the priority of such Liens.

     "MAXIMUM LAWFUL RATE" shall have the meaning assigned to it in Section 2.8(h) hereof.

     "MAXIMUM REVOLVING CREDIT LOAN" shall mean, at any particular time, an amount equal to $15,000,000, as at any time reduced pursuant to Section 2.5.

     "MORTGAGE" shall mean each mortgage, deed of trust or similar security agreement in form reasonably satisfactory to Agent, made or to be made by any Borrower having an interest in the Real Estate to be encumbered, in favor of Agent to secure the payment of the Obligations, creating a first priority lien on the Real Estate particularly designated on Schedule 4.7(a) or for which Mortgages are required in accordance with the terms of this Agreement.

     "MULTIEMPLOYER PLAN" shall mean a "multiemployer plan" as defined in Sections 4001(a)(3) or 3(37)(A) of ERISA, and to which any Borrower or any ERISA Affiliate is making, or is obligated to make, contributions or has made, or been obligated to make, contributions.

     "NOTES" shall mean the collective reference to the Term Notes and the Revolving Credit Notes.

     "NOTICE OF REVOLVING CREDIT ADVANCE" shall mean a notice in the form attached hereto as Exhibit B.

     "OBLIGATIONS" shall mean all loans, advances, debts, liabilities, and obligations, for monetary amounts (whether or not such amounts are liquidated or determinable) owing by Borrowers or any or all of their Subsidiaries or all of them to Lenders or Agent, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under any of the Loan Documents. This term includes, without limitation, all interest, Facility Fees, charges, expenses, attorneys' fees and any other sum chargeable to any Borrower under any of the Loan Documents.

     "OTHER AGREEMENTS" shall mean all Supplemental Documentation and all agreements, instruments and documents, including, without limitation, notes, guarantees, mortgages, deeds of trust, chattel mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements, subordination agreements, trust account agreements and all other written matter whether heretofore, now, or hereafter executed by or on behalf of any Borrower and delivered to Agent, any Lender or any Person participating with Lenders in the loans made hereunder, with respect to this Agreement.

     "PATENT AND LICENSE SECURITY AGREEMENTS" shall mean the Patent and License Security Agreements made in favor of Agent by AXIA and ATTS, in substantially the form attached hereto as Exhibit E including all amendments, modifications and supplements thereto, and shall refer to the Patent and License Security Agreements, as the same may be in effect at the time such reference becomes operative.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions.

     "PERMITTED ENCUMBRANCES" shall mean the following encumbrances: (i) Liens for taxes or assessments or other governmental charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of this Agreement; (ii) pledges or deposits securing obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation; (iii) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Borrower is a party as lessee made in the ordinary course of business;
(iv) deposits securing public or statutory obligations of any Borrower or any of its Subsidiaries; (v) workers', mechanics', suppliers', carriers', warehousemen's, landlords' or other similar liens arising in the ordinary course of business; (vi) deposits securing or in lieu of surety, appeal or customs bonds in proceedings to which Borrower or any of its Subsidiaries is a party;
(vii) any attachment or judgment Lien, unless the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 5 days after the expiration of any such stay; (viii) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the present use, value or marketability of such real property, leases or leasehold estates; (ix) liens on fixtures granted to lessors pursuant to Leases; and (x) the Liens listed on Schedule 1 hereto.

     "PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

     "PLAN" shall mean, with respect to any Borrower or any ERISA Affiliate, at any time, an employee pension benefit plan as defined in Section 3(2) of ERISA (including a Multiemployer Plan) that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the IRC or Section 302 of ERISA and is maintained for the employees of any Borrower or any ERISA Affiliate.

     "RCRA" shall mean the Resource Conservation and Recovery Act, as amended.

     "REAL ESTATE" shall mean all of those plots, pieces or parcels of land now owned or hereafter acquired by any Borrower (the "Land"), including, without limitation, those listed on Schedule 4.7(a) hereto and more particularly described in the Mortgages and Leasehold Mortgages, together with the right, title and interest, if any, of any Borrower in and to the streets, the land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, adjoining, or abutting the Land to the center line thereof, the air space and development rights pertaining to the Land and right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments, and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including, without limitation, all alley, vault, drainage, mineral, water, oil, and gas rights, together with all of the buildings and other improvements now or hereafter erected on the Land, and all fixtures and articles of personal property appertaining thereto and all additions thereto and substitutions and replacement thereof.

     "RELEASE" shall have the meanings assigned to it in CERCLA (42 USC
(S)9601(22)).

     "REPORTABLE EVENT" shall mean any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than an event for which the 30-day notice requirement has been waived under the aforementioned regulations.

     "REQUIRED LENDERS" shall mean, as of any date, the holders of Notes evidencing at least sixty-six and two-thirds percent (66-2/3%) of the sum of the aggregate unpaid principal amount of the Term Notes plus the aggregate principal amount of the Revolving Credit Loan Commitments; provided, however, that any amendment to, modification of, or supplementation to this Agreement or waiver of a Default or an Event of Default hereunder that would have the effect of reinstating the obligations to make Revolving Credit Advances from and after the date such obligations have been terminated or changing the terms of, amount of or obligation to make Revolving Credit Advances shall require the affirmative consent thereto of the Required Revolving Credit Lenders.

     "REQUIRED REVOLVING CREDIT LENDERS" shall mean, as of any date, the holders of Revolving Credit Notes evidencing at least sixty-six and two-thirds percent (66-2/3%) of the aggregate principal amount of the Revolving Credit Loan Commitments.

     "RESERVE REQUIREMENT" shall mean, with respect to a LIBOR Rate Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D of the Federal Reserve Board on "Eurocurrency Liabilities" having a term approximately equal or comparable to that of such LIBOR Rate Interest Period.

     "RESTRICTED PAYMENT" shall mean (i) the declaration of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock issued by any Borrower, or (ii) any payment on account of the purchase, redemption or other retirement of Stock issued by any Borrower or any other payment or distribution made in respect thereof, either directly or indirectly.

     "REVOLVING CREDIT ADVANCE" shall have the meaning assigned to it in Section 2.1(a) hereof.

     "REVOLVING CREDIT ALTERNATE BASE RATE BORROWING" shall mean a Revolving Credit Advance bearing interest at the Alternate Base Rate.

     "REVOLVING CREDIT LIBOR BORROWING" shall mean a Revolving Credit Advance bearing interest at the Adjusted LIBOR Rate.

     "REVOLVING CREDIT LOAN" shall mean the aggregate amount of Revolving Credit Advances outstanding at any time.

     "REVOLVING CREDIT LOAN COMMITMENT" shall have the meaning assigned to it in
Section 2.1(a) hereof.

     "REVOLVING CREDIT NOTE(S)" shall have the meaning assigned to it in Section 2.1(b) hereof.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "SECURITY AGREEMENT" shall mean the Security Agreement entered into between Agent and Borrowers, in substantially the form attached hereto as Exhibit D, including all amendments, modifications and supplements thereto, and shall refer to the Security Agreement as the same may be in effect at the time such reference becomes operative.

     "SOLVENT" shall mean, when used with respect to any Person, that:

          (a) the fair value and present fair saleable value of such Person's assets is in excess of the total amount of such Person's stated liabilities including identified contingent liabilities;

          (b) the present fair saleable value of such Person's assets is in excess of the amount that will be required to pay such Person's probable liability on such Person's debts as they become absolute and mature;

          (c) such Person does not have unreasonably small capital to carry on the business in which such Person is engaged and all businesses in which such Person is about to engage; and

          (d) such Person has not incurred debts beyond such Person's ability to pay such debts as they mature.

     "STATED RATE" shall have the meaning assigned to it in Section 2.8(h) hereof.

     "STOCK" shall mean all shares, options, warrants, interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

     "STOCK PLEDGE AGREEMENT" shall mean Stock Pledge Agreement entered into between Agent and AXIA, in substantially the form attached hereto as Exhibit G, including all amendments, modifications and supplements thereto, and shall refer to the Stock Pledge Agreement as the same may be in effect at the time such reference becomes operative.

     "SUBORDINATED NOTES" shall mean the 11% Senior Subordinated Notes Due 2001, Series A and Series B, issued by AXIA pursuant to an Indenture, dated as of March 15, 1994, among AXIA, ATTS, TapeTech, Mid America Machine Corp. and Marine Midland Bank, as Trustee.

     "SUBORDINATED NOTE UNITS" shall mean the investment units composed of $1,000 principal amount Subordinated Notes and three shares of Holdings' Class A Common Stock, par value $0.01 per share, which were offered to the original purchasers of the Subordinated Notes.

     "SUBSIDIARY" shall mean, with respect to any Person, (i) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest.

     "SUPPLEMENTAL DOCUMENTATION" shall mean agreements, instruments, documents, financing statements, warehouse receipts, bills of lading, notices of assignment of accounts, schedules of accounts assigned, mortgages, leasehold mortgages and other written matter necessary or requested by Agent to perfect and maintain perfected Agent's and Lenders' security interest in the Collateral.

     "TERM" shall mean that period from and including the initial Closing Date through the Termination Date.

     "TERM LOAN" shall have the meaning assigned to it in Section 2.2(a) hereof.

     "TERM NOTE(S)" shall have the meaning assigned to it in Section 2.2(a) hereof.

     "TERMINATION DATE" shall mean the date on which all Obligations hereunder have been completely discharged and Borrowers shall have no further right to borrow any monies hereunder.

     "TRADEMARK COLLATERAL ASSIGNMENT AND SECURITY AGREEMENTS" shall mean the Trademark Collateral Assignment and Security Agreements made in favor of Agent by AXIA and ATTS, in substantially the form attached hereto as Exhibit F, including all amendments, modifications and supplements thereto, and shall refer to the Trademark Collateral Assignment and Security Agreement as the same may be in effect at the time such reference becomes operative.

     "TYPE" shall mean the interest rate (i.e. the Alternate Base Rate or the Adjusted LIBOR Rate) which is to be applicable to any particular Revolving Credit Advance or any portion of the Term Loan.

     "WELFARE PLAN" shall mean, with respect to any Borrower or any ERISA Affiliate, at any time, an employee welfare benefit plan as defined in Section 3(1) of ERISA that is maintained for the employees of Borrower or any ERISA Affiliate.

     Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. In the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants or any similar accounting body of comparable standing, or shall be recommended by Borrowers' certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof as contemplated by the Loan Documents at the time of their execution, then in such event such changes shall be followed in defining such accounting terms only after Borrowers and the Required Lenders shall have agreed to amend the Loan Documents to reflect their original intent in light of such changes. All other undefined terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of Illinois to the extent the same are used or defined therein. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules hereto, as the same may from time to time be amended, modified or supplemented and not to any particular section, subsection or clause contained in this Agreement.

     Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

2.   AMOUNT AND TERMS OF CREDIT

     2.1  REVOLVING CREDIT ADVANCES.

          (a) The aggregate amount of the Revolving Credit Loan to be made by each Lender (such Lender's "Revolving Credit Loan Commitment") shall be the amount set below such Lender's name on the signature pages hereof. The aggregate principal amount of the Revolving Credit Loan Commitments is $15,000,000. The percentage equal to the quotient of (x) each Lender's Revolving Credit Loan Commitment, divided by (y) the aggregate of all Revolving Credit Loan Commitments, is that Lender's "Revolving Credit Percentage". Upon and subject to the terms and conditions hereof, each Lender, severally and for itself alone, agrees to make available, from time to time, on and after the initial Closing Date and until the Commitment Termination Date, for Borrowers' use and upon the request of AXIA on behalf of Borrowers therefor, advances (each, a "Revolving Credit Advance") against Eligible Domestic Accounts Receivable, Eligible Foreign Accounts Receivable and Eligible Inventory, in an aggregate amount outstanding which, together with that Lender's Revolving Credit Percentage of all outstanding Letter of Credit Obligations, whether or not due and payable, shall not at any given time exceed the product of (A) that Lender's Revolving Credit Percentage multiplied by (B) the lesser of (1) the Maximum Revolving Credit Loan or (2) the Borrowing Base. Subject to the provisions of Section 2.4 and Section 9.2 hereof and until all amounts outstanding in respect of the Revolving Credit Loan shall become due and payable on the Commitment Termination Date, AXIA on behalf of Borrowers may from time to time borrow, repay and reborrow under this Section 2.1(a). Each Revolving Credit Advance shall be made on notice (i) in the case of a Revolving Credit LIBOR Borrowing, given not later than 11:00 A.M. (Chicago time) three Business Days prior to the proposed Revolving Credit Advance, and
     (ii) in the case of a Revolving Credit Alternate Base Rate Borrowing, given not later than 11:00 A.M. (Chicago time) on the Business Day of the proposed Revolving Credit Advance, by AXIA to Agent, which shall give to each Lender prompt written notice thereof by telecopy, telex or cable. Each such notice (a "Notice of Revolving Credit Advance") shall be in writing or by telephone to the Loan Administrator of Agent at (312) 661-6451, confirmed immediately in writing, in substantially the form of Exhibit B hereto, specifying therein (i) the requested date (which shall be a Business Day) and amount of the Revolving Credit Advance, (ii) whether the Revolving Credit Advance is to be an Alternate Base Rate Borrowing or a LIBOR Rate Borrowing, and (iii) if such Revolving Credit Advance is to be a LIBOR Rate Borrowing, the LIBOR Rate Interest Period with respect thereto. If no election as to the Type of Revolving Credit Advance is specified in any such notice, than the requested Revolving Credit Advance shall be an Alternate Base Rate Borrowing. If no LIBOR Rate Interest Period with respect to any LIBOR Rate Borrowing is specified in such notice, then AXIA shall be deemed to have selected a LIBOR Rate Interest Period of one month's duration. Each Lender shall, not later than 2:00 P. M. (Chicago time) on each requested date, wire to a bank designated by Agent the amount of that Lender's Revolving Credit Percentage of the requested Revolving Credit Advance. Agent shall, before 2:00 P.M. (Chicago time) on the date of the proposed Revolving Credit Advance, upon fulfillment of the applicable conditions set forth in Section 3 and to the extent received from the Lenders, wire to a bank designated by AXIA and reasonably acceptable to Agent, the amount of such Revolving Credit Advance. The failure of any Lender to make the Revolving Credit Advance to be made by it shall not relieve any other Lender of its obligation hereunder to make its Revolving Credit Advance. No Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Advance to be made by such other Lender. Unless Agent shall have received notice from a Lender prior to the date of any Revolving Credit Advance that such Lender will not make available to Agent an amount equal to such Lender's Revolving Credit Percentage of such Revolving Credit Advance, Agent may assume that such Lender has made such amount available to Agent on the date of such Revolving Credit Advance in accordance with this Section 2.1 and Agent may, in reliance upon such assumption, make available to Borrowers on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to Agent, such Lender and Borrowers severally agree to repay to Agent forthwith on demand such corresponding amount together with interest thereon, for each day, from the date such amount is made available to Borrowers until the date such amount is repaid to Agent at (i) in the case of Borrowers, the interest rate applicable at the time to the Revolving Loan comprising such Revolving Credit Advance and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to Agent such corresponding amount, such amount shall constitute such Lender's Revolving Credit Percentage of such Revolving Credit Advance for purposes of this Agreement.

          (b) The Revolving Credit Loan shall be evidenced by promissory notes to be executed and delivered by each Borrower at the time of the initial Revolving Credit Advance, the form of which is attached hereto and made a part hereof as Exhibit H (the "Revolving Credit Notes"). Each Revolving Credit Note shall be payable to the order of a Lender and shall represent the obligation of each Borrower to pay the amount of such Lender's Revolving Credit Loan Commitment or, if less, the aggregate unpaid principal amount of all Revolving Credit Advances made by such Lender to Borrowers with interest thereon as prescribed in Section 2.8(a). The date and amount of all Revolving Credit Advances by each Lender and the payment of principal with respect thereto shall be recorded on the books and records of each Lender, which books and records shall constitute prima facie evidence of the accuracy of the information therein recorded. The entire unpaid balance of the Revolving Credit Loan shall be due and payable on the Commitment Termination Date.

          (c) Agent shall establish reserves against the Borrowing Base at such times and in such amounts as deemed necessary and appropriate in the discretion of the Required Revolving Credit Lenders exercised in a commercially reasonable manner and shall adjust or cancel such reserves as directed by Required Revolving Credit Lenders in their discretion exercised in a commercially reasonable manner.

     2.2  TERM LOAN.

          (a) Upon and subject to the terms and conditions hereof, each Lender agrees to make a term loan (the "Term Loan") to Borrower on the initial Closing Date, in an aggregate principal amount equal to the amount set forth below such Lender's name on the signature pages hereof (such Lender's "Term Loan Commitment"). The aggregate amount of the Term Loan Commitments is $25,000,000. The Term Loan shall be evi-denced by promissory notes to be executed and delivered by Borrowers at the time of such Term Loan, the form of which is attached hereto and made a part hereof as Exhibit I (the "Term Notes").

          (b) The Term Loan shall be made on notice (i) if on the initial Closing Date any portion of the Term Loan is to be a LIBOR Borrowing, given not later than 11:00 A.M. (Chicago time) three Business Days prior to the initial Closing Date, and (ii) if on the initial Closing Date the entire Term Loan is to be an Alternate Base Rate Borrowing, given not later than 11:00 A.M. (Chicago time) one Business Day prior to the initial Closing Date, by AXIA to Agent, which shall give to each Lender prompt notice thereof by telecopy, telex or cable. Such notice from AXIA shall be by telephone to the Loan Administrator of ANB at (312) 661-6451, confirmed immediately in writing, and shall specify the initial Closing Date and whether the Term Loan is to be an Alternate Base Rate Borrowing or a LIBOR Borrowing, and if any part of the Term Loan is the be a LIBOR Borrowing, the LIBOR Rate Interest Period with respect thereto. If no election as to the Type of Term Loan is specified in such notice, then the Term Loan shall initially be an Alternate Base Rate Borrowing. If no LIBOR Rate Interest Period with respect to any LIBOR Rate Borrowing is specified in such notice, then AXIA shall be deemed to have selected a LIBOR Rate Interest Period of one month's duration. On the initial Closing Date, upon fulfillment of the applicable conditions set forth in Section 3, each Lender shall wire to a bank designated by Agent the amount of such Lender's Term Loan Commitment. Agent shall, before 2:00 P.M. (Chicago Time) on the initial Closing Date, upon receipt of funds from each Lender in the amount of each such Lender's Term Loan Commitment, wire to a bank designated by AXIA and reasonably acceptable to Agent, the amount of each Lender's Term Loan Commitment.

          (c) The aggregate principal amount of the Term Notes shall be payable in eighteen (18) quarterly installments on the last day of each March, June, September and December within the Term hereof, commencing on September 30, 1996 and ending on December 31, 2000, with the amount of the first seventeen (17) installments being equal to $1,389,000 and with the amount of the eighteenth (18th) and final installment being equal to the remaining outstanding principal balance of the Term Loan.

     2.3  LETTERS OF CREDIT.

          (a) ANB agrees, subject to the terms and conditions hereinafter set forth, to incur, from time to time on written request of AXIA, Letter of Credit Obligations in respect of Letters of Credit supporting obligations of Borrowers arising in the ordinary course of business; provided, however, that the amount of all Letter of Credit Obligations incurred by ANB pursuant to this Section 2.3(a) at any one time outstanding (whether or not then due and payable) shall not exceed an amount equal to $1,000,000; and further provided, however, that (A) no such Letter of Credit shall have an expiry date which is more than one year following the date of issuance thereof, and (B) ANB shall be under no obligation to incur Letter of Credit Obligations in respect of any Letter of Credit having an expiry date which is later than the Commitment Termination Date. At the time of each request by AXIA that a Letter of Credit be issued, ANB, at its option, may require Borrowers to execute and deliver to ANB an application for such Letter of Credit in the form customarily prescribed by ANB to issue Letters of Credit (the "Applications"). This Agreement supersedes any terms of the Applications which are irrevocably inconsistent with the terms hereof.

          (b) In the event that ANB shall make any payment on or pursuant to any Letter of Credit Obligation, such payments shall then be deemed to constitute a Revolving Credit Advance under Section 2.1(a) hereof.

          (c) In the event that any Letter of Credit Obligation, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrowers will pay to ANB cash or Cash Equivalents in an amount equal to the outstanding Letter of Credit Obligations. Such funds or Cash Equivalents shall be held by ANB in a cash collateral account (the "Cash Collateral Account"). The Cash Collateral Account shall be in the name of ANB (as a cash collateral account), and shall be under the sole dominion and control of ANB and subject to the terms of this Section 2.3. Borrowers hereby pledge, and grant to ANB a security interest in, all such funds or Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations, whether or not then due.

          From time to time after funds are deposited in the Cash Collateral Account, ANB may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, in such order as ANB may elect, as shall be or shall become due and payable by Borrowers to ANB with respect to such Letter of Credit Obligations.

          Neither Borrowers nor any person or entity claiming on behalf of or through Borrowers shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the expiration or the termination of any Letter of Credit Obligations in accordance with its terms and the payment of all amounts payable by Borrower to ANB in respect thereof, any funds or Cash Equivalents remaining in the Cash Collateral Account in excess of the then remaining Letter of Credit Obligations shall be returned to Borrowers.

          ANB shall not have any obligation to invest the funds in the Cash Collateral Account or deposit such funds in an interest-bearing account, and interest and earnings thereon, if any, shall be the property of ANB. Interest and earnings on the Cash Equivalents in the Cash Collateral Account shall be the property of Borrowers.

          (d) In the event that ANB shall incur any Letter of Credit Obligations pursuant hereto with respect to standby Letters of Credit at the request of AXIA or on behalf of Borrowers hereunder, Borrowers agree to pay (i) to ANB, solely for its account, as compensation to ANB for such Letter of Credit Obligations by ANB, all customary issuance and administrative fees and charges customarily imposed for the issuance and administration of standby Letters of Credit, and (ii) commencing with the month in which such Letter of Credit Obligations are incurred by ANB and monthly thereafter for each month during which such Letter of Credit Obligations shall remain outstanding, to Agent for the ratable benefit of Lenders, a fee in an amount equal to the quotient of (x) the sum of the products of the daily outstanding amount of such Letter of Credit Obligations on each day during the previous month, multiplied by a rate equal to the Applicable Margin, divided by (y) 360, and (iii) to ANB, solely for its account, a fee in an amount equal to the quotient of (x) the sum of the products of the daily outstanding amount of such Letter of Credit Obligations on each day during the previous month multiplied by a rate equal to 0.125%, divided by (y)
     360. Fees payable in respect of Letter of Credit Obligations shall be paid in arrears, on the first day of each month.

     (e) In the event that ANB shall incur any Letter of Credit Obligations pursuant hereto with respect to commercial Letters of Credit at the request of AXIA or on behalf of Borrowers hereunder, Borrowers agree to pay to ANB, as compensation to ANB for such Letter of Credit Obligations, (i) all customary issuance and administrative fees and charges customarily imposed by ANB for the issuance and administration of commercial Letters of Credit, and (ii) on the date on which such Letter of Credit Obligations are incurred by ANB, to ANB, solely for its account, an issuance fee in an amount equal to one-quarter of one percent (0.25%) of the face amount of such Letter of Credit (and in any event such fee shall not be less than $130).

     (f) The reimbursement obligation of Borrowers under this Section 2.3 with respect to each Letter of Credit Obligation shall be absolute, unconditional and irrevocable and shall remain in full force and effect until all such obligations of Borrowers to Lenders and Agent with respect to such Letter of Credit Obligations shall have been satisfied, and such obligations of Borrowers shall not be affected, modified or impaired upon the happening of any of the following events, whether or not with notice to, or the consent of, Borrowers:

     (i) Any lack of validity or enforceability of any Letter of Credit or any documentation relating to any Letter of Credit or to any transaction related in any way to such Letter of Credit (the "Letter of Credit Documents");

     (ii) Any amendment, modification, waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to any of the Letter of Credit Documents;

     (iii) The existence of any claim, setoff, defense or other right which a Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), ANB, Agent or any Lender or any other Person, whether in connection with any of the Letter of Credit Documents, the transactions contemplated herein or therein or any unrelated transactions;

     (iv) Any draft or other statement or document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

     (v) Payment by ANB to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

     (vi) Any failure, omission, delay or lack on the part of ANB, Agent or any Lender or any party to any of the Letter of Credit Documents to enforce, assert or exercise any right, power or remedy conferred upon ANB, Agent, any Lender or any such party; or

     (vii) Any other event or circumstance that would, in the absence of this clause, result in the release or discharge by operation of law or otherwise of a Borrower from the performance or observance of any obligation, covenant or agreement contained in this Section 2.3.

No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which a Borrower has or may have against the beneficiary of any Letter of Credit shall be available hereunder to a Borrower against ANB, Agent or any Lender. Nothing in this Section 2.3 shall limit the liability, if any, of ANB, Agent or any Lender to a Borrower pursuant to Section 2.3(g) hereof.

     (g) Borrowers hereby, jointly and severally, indemnify and agree to hold harmless the Lenders, ANB, Agent, and their respective officers, directors, employees and agents, harmless from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever which the Lenders, ANB, Agent or any such Person may incur or which may be claimed against any of them by reason of or in connection with any Letter of Credit, and neither any Lender, ANB, Agent or any of their respective officers, directors, employees or agents shall be liable or responsible for: (i) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary in connection therewith; (ii) the validity, sufficiency or genuineness of documents or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) except as set forth below payment by ANB to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; (iv) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit; or (v) any other event or circumstance whatsoever arising in connection with any Letter of Credit; provided, however, that Borrowers shall not be required to indemnify ANB and ANB shall be liable to Borrowers to the extent, but only to the extent, of any direct, as opposed to consequential or incidental, damages suffered by Borrowers which were caused by (A) ANB's wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit, or (B) the payment by ANB to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of the Letter of Credit to the extent, but only to the extent, that such payment constitutes gross negligence or willful misconduct of ANB. It is understood that in making any payment under a Letter of Credit ANB will rely on documents presented to it under such Letter of Credit as to any and all matters set forth therein without further investigation and regardless of any notice or information to the contrary, and such reliance and payment against documents presented under a Letter of Credit substantially complying with the terms thereof shall not be deemed gross negligence or willful misconduct of ANB in connection with such payment.

     2.4  MANDATORY PREPAYMENTS.

          (a) In the event that the outstanding balance of the Revolving Credit Loan shall, at any time, exceed the lesser of (i) the Maximum Revolving Credit Loan or (ii) the Borrowing Base, as determined from time to time by Agent, based upon information set forth in the most recent Borrowing Base Certificate and such other information as Borrowers may from time to time provide to Agent, Borrowers shall, within two Business Days after notice of such determination by Agent, repay the Revolving Credit Loan in the amount of such excess.

          (b) Subject to the provisions of Section 7.11 hereof, Borrowers shall prepay the principal installments of the Term Notes in an amount equal to 100% of the net cash proceeds (after deducting all expenses, including commissions, taxes payable and amounts payable to holders of prior liens, if any, and an appropriate reserve for income taxes in connection therewith) from the sale of assets outside of the ordinary course of business and as required by Sections 7.11A. and 7.11D.; provided, however, that Borrowers shall not be required to make any prepayment of any LIBOR Rate Borrowing pursuant to this Section 2.4(b) until the last day of the applicable LIBOR Rate Interest Period with respect thereto, so long as an amount equal to such prepayment is deposited by Borrowers in an interest-bearing cash collateral account maintained with Agent to be held in such account on terms reasonably satisfactory to Agent. Each such prepayment or prepayment deposit shall be delivered to Agent within five Business Days following the closing of such sale and shall be applied pro rata to the unpaid scheduled installments of the Term Loan; provided further, however, that if at any time the amount of any prepayment otherwise payable under this Section 2.4(b) shall be less than $50,000, Borrower shall not be obligated to make any such prepayment until the aggregate amount otherwise payable under this Section 2.4(b) shall equal at least $50,000, at which time the full amount of all payments deferred to such date shall be due and payable.

          (c) Any mandatory prepayment pursuant to this Section 2.4 shall be accompanied by the payment of accrued and unpaid interest on the amount being prepaid through the date of such prepayment.

          (d) No prepayment fee shall be payable in respect of any mandatory prepayment under this Section 2.4 or under Section 2.8(h) hereof.

     2.5  REDUCTION OR CANCELLATION OF COMMITMENTS; OPTIONAL PREPAYMENT.

          (a) The Revolving Credit Loan Commitments shall be automatically terminated on the Commitment Termination Date.

          (b) Upon at least three Business Days' prior irrevocable written notice to Agent, which shall promptly notify Lenders, AXIA, on behalf of Borrowers, may at any time and from time to time permanently reduce all or a portion of the Revolving Credit Loan Commitments for unutilize Revolving Credit Loans and Letter of Credit Obligations, in minimum amounts of $1,000,000 and integral multiples of $100,000; provided, however, that the Revolving Credit Loan Commitments shall not be reduced to an amount less than the aggregate Revolving Credit Loans and Letter of Credit Obligations then outstanding.

          (c) Each reduction in the Revolving Credit Loan Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Revolving Credit Loan Commitments.

          (d) AXIA, on behalf of Borrowers, shall have the right at any time and from time to time to prepay Revolving Credit Loans and/or the Term Loan, in whole or in part, upon prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to Agent before 10:00 a.m., Chicago time, (i) three Business Days prior to prepayment, in the case of LIBOR Rate Borrowings; and (ii) one Business Day prior to prepayment, in the case of Alternate Base Rate Borrowings; provided, however, that each partial prepayment shall be in the minimum amount of $250,000 and integral multiples of $50,000. Prepayments of the Term Loan shall be applied pro rata to the unpaid scheduled installments thereof. Each notice of an optional prepayment shall specify the prepayment date and the principal amount of Term Loan or Revolving Credit Loans to be prepaid, shall be irrevocable and shall commit Borrowers to prepay such Term Loan or Revolving Credit Loans by the amount stated therein on the date stated therein. All optional prepayments under this Section 2.5 shall be subject to Section 2.10 but otherwise without premium or penalty. All prepayments of the Term Loan under this Section 2.5 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

     2.6 SINGLE LOAN. The Revolving Credit Loan, the Term Loan, and all of the other Obligations of Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of Borrowers secured, until the Termination Date, by all of the Collateral.

     2.7  USE OF PROCEEDS; BORROWERS' REPRESENTATIVE.

          (a) Borrowers shall apply the proceeds of the Term Loan to the payment of their outstanding indebtedness and the proceeds of the Revolving Credit Loan for working capital and general corporate purposes and to the payment of outstanding indebtedness; provided, however, that not more than $5,000,000 of the proceeds of the Revolving Credit Loan may be utilized for the repayment of indebtedness of AXIA under the Credit Agreement, dated as of March 15, 1994, among AXIA, Banque Indosuez, as agent, and the lenders named therein. In addition to the foregoing, AXIA may apply proceeds of Revolving Credit Advances to the payment of the purchase price of Subordinated Notes or Subordinated Note Units; provided, however, that the maximum amount of proceeds of Revolving Credit Advances which may be utilized for such purpose shall not exceed in the aggregate at any date of determination the sum of (i) $4,000,000, plus (ii) commencing at the end of the Fiscal Year ending December 31, 1996, an amount equal to twenty-five percent (25%) of Consolidated Free Cash Flow of AXIA and its Subsidiaries for each complete Fiscal Year (or portion thereof with respect to the first Fiscal Year) from the initial Closing Date to the date of determination.

          (b) Notwithstanding anything contained in this Agreement or in any other Loan Document to the contrary, AXIA shall act as agent for all Borrowers for purposes of this Agreement, including for purposes of initiating borrowing requests and requests for the issuance of Letters of Credit, receipt and delivery of notices and selection of interest rate options hereunder. Each Borrower (other than AXIA) hereby constitutes and appoints AXIA as its duly authorized agent for purposes of this Agreement, including for purposes of initiating borrowing requests and requests for the issuance of Letters of Credit, receipt of delivery of notices and selection of interest rate options hereunder.

     2.8  INTEREST ON THE REVOLVING CREDIT LOANS AND THE TERM LOANS.

          (a) With respect to Alternate Base Rate Borrowings, Borrowers shall pay to Agent, for the ratable benefit of Lenders, interest in arrears on each March 31, June 30, September 30 and December 31, commencing June 30, 1996, in an amount equal to the quotient of (i) the sum of the products of the daily unpaid principal amounts of the Alternate Base Rate Borrowings outstanding on each day during the preceding Fiscal Quarter, multiplied by a rate equal to the Alternate Base Rate on each such day during such Fiscal Quarter divided by (ii) 360. With respect to LIBOR Rate Borrowings, Borrowers shall pay to Agent, for the ratable benefit of Lenders, interest in arrears on the last day of each LIBOR Rate Interest Period (provided, that in the case of any LIBOR Rate Borrowing having a LIBOR Rate Interest Period of 180 days duration, such interest shall be payable on the last day of each Fiscal Quarter occurring in such LIBOR Rate Interest Period and on the last day of such LIBOR Rate Interest Period), in an amount equal to the quotient of (i) the sum of the products of the daily unpaid principal amounts of LIBOR Rate Borrowings outstanding on each day since the last day for which interest was paid, multiplied by the Adjusted LIBOR Rate for each LIBOR Borrowing during the LIBOR Rate Interest Period, divided by (ii) 360.

          (b) AXIA shall have the right, with respect to any Borrowing, at any time upon prior irrevocable notice to Agent (i) not later than 11:00 A.M. (Chicago time), on the same Business Day, to convert any LIBOR Borrowing into an Alternate Base Rate Borrowing, (ii) not later than 11:00 A.M. (Chicago time), three Business Days prior to conversion or continuation, to convert any Alternate Base Rate Borrowing into a LIBOR Rate Borrowing or to continue any LIBOR Rate Borrowing as a LIBOR Rate Borrowing for an additional LIBOR Rate Interest Period, and (iii) not later than 11:00 A.M. (Chicago time), three Business Days prior to conversion, to convert the LIBOR Rate Interest Period with respect to any LIBOR Rate Borrowing to another permissible LIBOR Rate Interest Period, subject in each case to the following:

               (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Revolving Credit Loans and Term Loans comprising the converted or continued Borrowing;

               (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, the aggregate principal amount of such Borrowing converted or continued shall be not less than $1,000,000 and integral multiples of $100,000 in the case of any Revolving Credit LIBOR Borrowing and not less than $100,000 and integral multiples of $10,000 in the case of an Alternate Base Rate Borrowing;

               (iii) each conversion with respect to a Borrowing under the Revolving Credit Loan shall be effected by each Lender by applying the proceeds of the new Revolving Credit Advance of such Lender resulting from such conversion to the Revolving Credit Loan (or portion thereof) of such Lender being converted; accrued interest on a Borrowing under the Revolving Credit Loan (or portion thereof) being converted shall be paid by Borrowers at the time of conversion;

               (iv) if any LIBOR Borrowing is converted at a time other than the end of the LIBOR Rate Interest Period applicable thereto, Borrowers shall pay, upon demand, any amounts due to Lenders pursuant to Section 2.10 hereof;

               (v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a LIBOR Rate Borrowing; and

               (vi) any portion of a LIBOR Rate Borrowing which cannot be continued by reason of clause (v) above shall be automatically converted at the end of the LIBOR Rate Interest Period in effect for such LIBOR Rate Borrowing into an Alternate Base Rate Borrowing.

          Each notice pursuant to this Section 2.8(b) shall be in substantially the form of Exhibit C-1, with respect to Borrowings under the Revolving Credit Loan, and C-2 with respect to Borrowings under the Term Loan. Such notice shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that AXIA requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a LIBOR Rate Borrowing or an Alternate Base Rate Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and
     (iv) if such Borrowing is to be converted to or continued as a LIBOR Rate Borrowing, the LIBOR Rate Interest Period with respect thereto. If no LIBOR Rate Interest Period is specified in any such notice with respect to any conversion to or continuation as a LIBOR Rate Borrowing, AXIA shall be deemed to have selected a LIBOR Rate Interest Period of one month's duration. Agent shall advise the other Lenders of any notice given pursuant to this Section 2.8(b) and of each such Lender's portion of any converted or continued Borrowing. If AXIA shall not have given notice in accordance with this Section 2.8(b) to continue any LIBOR Rate Borrowing into a subsequent LIBOR Rate Interest Period (and shall not otherwise have given notice in accordance with this Section 2.8(b) to convert such Borrowing), such LIBOR Rate Borrowing shall, at the end of the LIBOR Rate Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued as an Alternate Base Rate Borrowing.

          (c) AXIA shall not have the option to select the LIBOR Rate at any time that a Default or an Event of Default exists. In the event that a Default or an Event of Default exists at the time of the expiration of a LIBOR Rate Interest Period, all LIBOR Rate Borrowings shall bear interest at the Alternate Base Rate commencing on the expiration of the LIBOR Rate Interest Period applicable thereto and continuing thereafter until such time as no Default or Event of Default exists and AXIA shall have timely provided Agent with a notice requesting the Adjusted LIBOR Rate and specifying the amount of the LIBOR Rate Borrowing and the LIBOR Rate Interest Period applicable thereto. AXIA shall select LIBOR Rate Interest Periods with respect to Borrowings so that the last day of each LIBOR Rate Interest Period is prior to December 31, 2000.

          (d) Alternate Base Rate Borrowings shall each be in minimum amounts of $100,000 and integrated multiples of $10,000.

          (e) LIBOR Rate Borrowings shall each be in minimum amounts of $1,000,000 and integral multiples of $100,000 and, at any time, the aggregate number of tranches of LIBOR Rate Borrowings shall not be more than four.

          (f) Any change in Alternate Base Rate resulting from a change in the applicable Base Rates or Federal Funds Effective Rate shall be effective as of the date of the relevant change. If any payment on the Revolving Credit Loan or the Term Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          (g) Notwithstanding anything to the contrary set forth in this Section 2.8, upon the occurrence of and during the continuation of an Event of Default under Section 9.1(a), the interest rate applicable to the Revolving Credit Loan and the Term Loan shall be increased by 2% per annum above the rate otherwise applicable (the "Default Rate").

          (h)  Notwithstanding anything to the contrary set forth in this
     Section 2.8, if at any time until payment in full of all of the Obligations the interest rate calculated pursuant to the foregoing paragraphs of this
     Section 2.8 (the "Stated Rate") exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the "Maximum Lawful Rate"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Lenders from the making of advances hereunder is equal to the total interest which Lenders would have received had the Stated Rate been (but for the operation of this Section 2.8(h)) the interest rate payable since the initial Closing Date. Thereafter, the interest rate payable hereunder shall be the Stated Rate unless and until the Stated Rate again exceeds the Maximum Lawful Rate, in which event this paragraph shall again apply. In no event shall the total interest received by Lenders pursuant to the terms hereof exceed the amount which Lenders could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. In the event the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. In the event that a court of competent jurisdiction, notwithstanding the provisions of this Section 2.8(h), shall make a final determination that Lenders have received interest hereunder or under any of the Loan Documents in excess of the Maximum Lawful Rate, Lenders shall, to the extent permitted by applicable law, promptly apply such excess first to any interest due and not yet paid under the Revolving Credit Loan or the Term Loan, then to any due and payable principal of the Revolving Credit Loan or the Term Loan, then to the remaining principal amount of the Revolving Credit Loan or the Term Loan, then to other unpaid Obligations and thereafter shall refund any excess to Borrowers or as a court of competent jurisdiction may otherwise order.

     2.9  REQUIREMENTS OF LAW.

          (a) INCREASED COSTS. In the event that at any time or from time to time after the date hereof any new or changed law, rule, regulation or directive or any new or changed interpretation or application thereof by any domestic or foreign governmental authority charged with the administration or interpretation thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) received from any central bank or monetary authority or other governmental authority after the date hereof:

               (i) does or shall subject any Lender to any tax of any kind whatsoever or change therein with respect to any LIBOR Rate Loans hereunder, or change the basis of taxation of payments to such Lender of principal or interest or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of such Lender); or

               (ii) does or shall impose, modify or hold applicable or change any reserve (including, without limitation, basic, supplemental, marginal and emergency reserves), special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of any Lender which are not otherwise included in the determination of the LIBOR Rate hereunder; or

               (iii) does or shall impose on any Lender any other condition, or change therein;

     and the result of any of the foregoing is to increase the net cost to such Lender of making, committing to make, renewing, converting or maintaining LIBOR Rate Loans or to reduce any net amount receivable thereunder, then, in any such case, Borrowers shall promptly pay to such Lender, upon its demand, such additional amount which will compensate such Lender for such additional cost or reduced amount receivable which such Lender deems to be material as determined by such Lender with respect to this Agreement, the Notes or the Loans hereunder. Notwithstanding the foregoing, each Lender shall take all reasonable actions available to it (including, but not limited to, actions of the type permitted by Section 2.12), consistent with legal and regulatory requirements, that will limit or eliminate the amounts otherwise payable by Borrowers under this Section, so long as such actions are not in the reasonable judgment of such Lender materially disadvantageous to such Lender.

          (b) CAPITAL ADEQUACY. In the event that after the date hereof any Lender shall have determined that the adoption of any law, rule, regulation or guideline regarding capital adequacy, or any change therein or in the interpretation or application thereof by any governmental authority charged with the administration or interpretation thereof or compliance by any Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority including, without limitation, the issuance of any final rule, regulation or guideline, does or shall have the effect of reducing the rate of return on such Lender's or its holding company's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by any amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender, Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Notwithstanding the foregoing, such Lender shall take all reasonable actions available to it (including, but not limited to, actions of the type permitted by Section 2.12), consistent with legal and regulatory requirements, that will limit or eliminate the amounts otherwise payable by Borrowers under this Section, so long as such actions are not in the reasonable judgment of the Lender materially disadvantageous to such Lender.

          (c) NOTICE. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.9, it shall notify AXIA thereof within 30 days after such Lender becomes aware of the nature and extent of such claim and shall also notify Agent thereof. A certificate as to any additional amounts payable pursuant to this Section 2.9 submitted by a Lender to AXIA shall be conclusive absent manifest error. Such certificate shall outline in reasonable detail the computation of any amounts claimed by it under this Section 2.9 and the assumptions underlying such computation. No Lender shall, however, be required to disclose, in such certificate or otherwise, any proprietary or confidential information.

     2.10 FUNDING INDEMNIFICATION. If during any LIBOR Rate Interest Period any payment of the LIBOR Rate Loans occurs on a date which is not the last day of the applicable

LIBOR Rate Interest Period, whether because of acceleration, prepayment or otherwise, Borrowers will indemnify each Lender for any loss or cost incurred by Lenders resulting therefrom, including, without limitation, any loss or cost incurred in liquidating or employing deposits acquired to fund or maintain such LIBOR Rate Loans.

     2.11 LIBOR RATE LENDING UNLAWFUL. If any Lender shall determine (which determination shall, upon notice thereof to AXIA, be conclusive and binding on Borrowers) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBOR Rate Loan, the obligation of such Lender to make, continue, maintain or convert any such Loan shall, upon such determination, forthwith be suspended until such Lender shall notify Borrowers that the circumstances causing such suspension no longer exist, and all LIBOR Rate Loans shall, as to such Lender, automatically convert into Alternate Base Rate Loans at the end of the then current LIBOR Rate Interest Periods with respect thereto or sooner, if required by such law or assertion.

     2.12 LENDING INSTALLATIONS. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBOR Rate Loans hereunder by causing one of its foreign branches or affiliates (or an international banking facility created by such Lender) to make or maintain such LIBOR Rate Loans; provided, however, that such LIBOR Rate Loans shall nonetheless be deemed to have been made and to be held by such Lender, and the obligations of Borrowers to repay such LIBOR Rate Loans shall nevertheless be to such Lender for the account of such foreign branch, affiliate or international banking facility.

     2.13 TERMINATION OR ASSIGNMENT OF COMMITMENTS UNDER CERTAIN CIRCUMSTANCES. In the event that any Lender shall have delivered a notice or certificate pursuant to Section 2.9(c), Borrowers shall have the right, at their own expense, upon notice to such Lender and Agent, to require such Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 11.1) all its interests, rights and obligations under this Agreement to another financial institution which shall assume such obligations; provided that (i) no such assignment shall conflict with any law, rule or regulation or order of any governmental authority, and
(ii) the assignee shall pay to the affected Lender in immediately available funds on the date of such termination or assignment the outstanding principal of and interest accrued to the date of payment on the Revolving Credit Loans and Term Loan made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

     2.14 FEES; UNUSED REVOLVING CREDIT LOAN CHARGE.

          (a) On the initial Closing Date, and on each anniversary thereof during the Term hereof, Borrowers shall pay to ANB, as Agent, a non-refundable agency fee as separately agreed by Borrowers.

          (b) On the initial Closing Date, Borrowers shall pay to Agent for the ratable benefit of Lenders a non-refundable facility fee (the "Facility Fee") equal to $100,000.

          (c) If during any Fiscal Quarter prior to the Commitment Termination Date (or portion of a Fiscal Quarter with respect to the first Fiscal Quarter following the initial Closing Date), the average daily balance of the Revolving Credit Loan, plus the outstanding Letter of Credit Obligations (exclusive of Letter of Credit Obligations with respect to commercial Letters of Credit), is less than the Maximum Revolving Credit

     Loan, Borrowers shall pay to Lenders, in addition to any interest, late charges or liquidated damages due under this Agreement, an amount ("Unused Revolving Credit Loan Charge") equal to the quotient of (i) the sum of the products of (A) the positive differences between (x) the Maximum Revolving Credit Loan, and (y) the average daily balance of the Revolving Credit Loan plus the outstanding Letter of Credit Obligations (exclusive of Letter of Credit Obligations with respect to commercial Letters of Credit), for each day during such Fiscal Quarter (or portion of a Fiscal Quarter with respect to the First Quarter following the initial Closing Date), multiplied by (B) a rate per annum equal to 0.375%, divided by (ii) 365. The amount of any Unused Revolving Credit Loan Charge shall be payable in arrears for each Fiscal Quarter within five days after determination thereof by Agent and notice to Borrower of the amount thereof.

     2.15 RECEIPT AND APPLICATION OF PAYMENTS. Until checks and other instruments delivered to Agent in payment or on account of Borrowers' Obligations are actually paid to Agent, Borrowers agree that such items constitute conditional payment only. Agent may bill Borrowers for accrued interest and all fees payable, or, at the request of AXIA, make advances of principal, under the Revolving Credit Loan for payment of accrued interest. Notwithstanding anything to the contrary herein, all such items of payment shall, solely for purposes of determining the occurrence of a Default or an Event of Default, be deemed received upon actual receipt by Agent, unless the same are subsequently dishonored for any reason whatsoever. After an Event of Default, the proceeds of all Collateral shall be applied to the Obligations in the manner set forth in the Collateral Documents.

     Upon receipt from Borrower of good funds, Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest or, if applicable, fees, ratably to Lenders based upon the respective principal amounts of the Notes held by each Lender, and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement.

     2.16 SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Term Loan or Revolving Credit Loan made by it in excess of its ratable share of payments on account on the Term Loan or Revolving Credit Loan made by all Lenders, such Lender shall forthwith purchase from each other Lender such participations in the Term Loan or Revolving Credit Loan as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each other Lender; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 2.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrowers in the amount of such participation.

     2.17 ACCOUNTING. Agent will provide a quarterly accounting of transactions under the Revolving Credit Loan and the Term Loan to Borrowers. Each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive upon Borrowers in all respects as to all matters reflected therein, unless Borrowers, within 30 days after the accounting is received, shall notify Agent in writing of any objection which Borrowers may have to any such accounting, describing the basis for such objection with specificity. In that event, only those items expressly objected to in such notice shall be deemed to be disputed by Borrowers. Agent's determination, based upon the facts available, of any item objected to by Borrowers in such notice shall (absent manifest error) be final, binding and conclusive on Borrowers, unless Borrowers shall commence a judicial proceeding to resolve such objection within 30 days following Agent's notifying Borrowers of such determination.

     2.18 INDEMNITY. Each Borrower hereby indemnifies Agent, Lenders, and their respective directors, officers, employees, Affiliates and agents (collectively, "Indemnified Persons") against, and agrees to hold each such Indemnified Person harmless from, any and all losses, claims, damages and liabilities, including claims brought by any stockholder or former stockholder of any Borrower, and related expenses, including reasonable counsel fees and expenses, incurred by such Indemnified Person arising out of any claim, litigation, investigation or proceeding (whether or not such Indemnified Person is a party thereto) relating to any transactions, services or matters that are the subject of the Loan Documents; provided, however, that such indemnity shall not apply to any such losses, claims, damages, or liabilities or related expenses determined by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Indemnified Person. If any litigation or proceeding is brought against any Indemnified Person in respect of which indemnity may be sought against Borrowers pursuant to this Section 2.18, such Indemnified Person shall promptly notify Borrowers in writing of the commencement of such litigation or proceeding, but the omission so to notify Borrowers shall not relieve Borrowers from any other obligation or liability which they may have to any Indemnified Person otherwise than under this Section 2.18. Failure of the Indemnified Person to timely notify Borrowers of the commencement of such litigation or proceeding shall not relieve Borrowers of their obligations under this Section 2.18, except where such failure irrevocably prejudices Borrowers' ability to defend such litigation or proceeding and to hold such Indemnified Person harmless therefrom. In case any such litigation or proceeding shall be brought against any Indemnified Person and such Indemnified Person shall notify Borrowers of the commencement of such litigation or proceeding, Borrowers shall be entitled to participate in such litigation or proceeding and, after written notice from Borrowers to such Indemnified Person, to assume the defense of such litigation or proceeding with counsel of their choice at their expense, provided that such counsel is satisfactory to the Indemnified Person in the exercise of its reasonable judgment. Notwithstanding the election of Borrowers to assume the defense of such litigation or proceeding, such Indemnified Person shall have the right to employ separate counsel and to participate in the defense of such litigation or proceeding, and Borrowers shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by Borrowers to represent such Indemnified Person would present such counsel with a conflict of interest; (ii) the defendants in, or targets of, any such litigation or proceeding include both an Indemnified Person and a Borrower, and such Indemnified Person shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to such Borrower (in which case Borrowers shall not have the right to direct the defense of such action on behalf of the Indemnified Person); (iii) Borrowers shall not have employed counsel satisfactory to such Indemnified Person in the exercise of the Indemnified Person's reasonable judgment to represent such Indemnified Person within a reasonable time after notice of the institution of such litigation or proceeding; or (iv) Borrowers shall authorize such Indemnified Person to employ separate counsel at the expense of Borrowers, provided that Borrowers shall not be liable for the fees, costs and expenses of more than one separate counsel at the same time for all such Indemnified Persons in connection with the same action and any separate but substantially similar or related action in the same jurisdiction. No Borrower shall consent to the entry of any judgment or enter into any settlement in any such litigation or proceeding unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a release from all liability in respect to such claim or litigation.

     The agreements of Borrowers in this Section 2.18 shall be in addition to any liability that Borrowers may otherwise have. All amounts due under this
Section 2.18 shall be payable as incurred upon written demand therefor, which demand shall include reasonably detailed calculations of such amounts and a reasonably detailed description of the reasons such amounts are due.

     2.19 ACCESS. Agent and each Lender and any of their officers, employees and/or agents shall have the right, exercisable as frequently as Agent or any Lender determines to be reasonably appropriate during normal business hours (or at such other times as may reasonably be requested by Agent or any Lender), to inspect the properties and facilities of any Borrower and its Domestic Subsidiaries and to inspect, audit and make extracts from all of any Borrower's and its Domestic Subsidiaries' records, files and books of account. Unless an Event of Default shall have occurred, (i) not more than two such on-site inspections or audits will be conducted by Agent or Lenders in any calendar year, and (ii) Borrowers shall not be obligated to reimburse Agent and Lenders for costs of any such inspections or audits which are in excess of $10,000 for any calendar year. Each Borrower shall deliver any document or instrument reasonably necessary for Agent or Lenders, as any of them may request, to obtain records from any service bureau maintaining records for any Borrower or its Domestic Subsidiaries, and shall maintain duplicate records or supporting documentation on media, including, without limitation, computer tapes and discs owned by such Borrower and its Domestic Subsidiaries. Each Borrower shall instruct its and its Domestic Subsidiaries' banking and other financial institutions to make available to Agent and each Lender such information and records as Agent and each Lender may reasonably request. Agent and each Lender will utilize its customary practices to maintain as confidential any information obtained from any Borrower or its Domestic Subsidiaries, (other than information which (i) at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of a disclosure directly or indirectly by Agent or a Lender or any of their representatives), (ii) is available to Agent or such Lender on a non-confidential basis from a source other than such Borrower or its Domestic Subsidiaries, provided that such source was not at the time bound by a confidentiality agreement with such Borrower or its Domestic Subsidiaries, or (iii) has been independently developed by Agent or such Lender) but in no event (other than gross negligence or willful misconduct) shall Agent or any Lender be liable for damages resulting from the disclosure of any such confidential information obtained from any Borrower or its Domestic Subsidiaries.

3.   CONDITIONS PRECEDENT

     This Agreement shall become effective upon the satisfaction of the following conditions precedent:

     3.1 MINIMUM EXCESS REVOLVING CREDIT LOAN AVAILABILITY. Agent shall have determined, based upon the initial Borrowing Base Certificate and any other information submitted by Borrowers to Agent, that immediately after Lenders have made the loans and advances to Borrowers contemplated hereby on the initial Closing Date, the sum of Excess Revolving Credit Loan Availability plus Borrowers' Cash and Cash Equivalents, minus Borrowers' closing costs incurred in connection with this Agreement, as determined by Borrowers, will not be less than $5,000,000.

     3.2 EXECUTION AND DELIVERY OF AGREEMENT. This Agreement or counterparts thereof shall have been duly executed by, and delivered to, Borrowers, Lenders and Agent.

     3.3 DOCUMENTS AND OTHER AGREEMENTS. Lenders shall have received all of the following, each in form and substance satisfactory to Agent:

          A. Revolving Credit Notes of Borrowers payable to Lenders as required by Section 2.1(b);

          B. Term Notes of Borrowers payable to Lenders as required by Section 2.2(a);

          C. The Security Agreement executed by Borrowers and in the form attached hereto as Exhibit D;

          D. Patent and License Security Agreements executed by AXIA and ATTS and in the form attached hereto as Exhibit E;

          E. Trademark Collateral Assignment and Security Agreements executed by AXIA and ATTS and in the form attached hereto as Exhibit F;

          F. Stock Pledge Agreement executed by AXIA and in the form attached hereto as Exhibit G;

          G. Duly executed and acknowledged Mortgages and Leasehold Mortgages covering each parcel of real property described in Schedule 4.7(a) hereto, together with evidence of the payment, or provision for payment, of all recording charges and taxes and filing fees to be incurred in connection with the recording of the Mortgages and Leasehold Mortgages required hereunder;

          H. (i) ALTA Form B or equivalent mortgagee title insurance policies issued by a title company acceptable to Agent insuring that each such Mortgage is a valid first priority Lien on the Real Estate or leasehold estate described in such Mortgage or Leasehold Mortgage, subject only to such exceptions to title as shall be acceptable to Agent in its reasonable discretion and containing such endorsements and affirmative insurance as Agent may require, and true copies of each document, instrument or certificate required by the terms of each such title insurance policy, Mortgage and/or Leasehold Mortgage, to be, or to have been, filed, recorded, executed or delivered in connection therewith, (ii) opinions satisfactory to Agent of local counsel retained by Agent with respect to the validity and enforceability of each such Mortgage (and with respect to the Leases to be encumbered by a Leasehold Mortgage, each such Leasehold Mortgage), and (iii) the UCC-1 Financing Statements filed in connection with such Mortgages in each state where such may be filed;

          I. ALTA Survey and surveyor's certification satisfactory in form and substance to Agent as to all Real Estate;

          J. A Certificate of the Secretary of each Borrower, together with true and correct copies of the Certificate of Incorporation and Bylaws of each Borrower, and all amendments thereto, true and correct copies of the resolutions of the Board of Directors of each Borrower authorizing or ratifying the execution, delivery and performance of this Agreement, the Notes, the Security Agreement, the Mortgages, the Leasehold Mortgages, the other Loan Documents and the Other Agreements and the names of the officer or officers of Borrower authorized to sign this Agreement, the Notes, the Security Agreement, the Mortgages, the Leasehold Mortgages, the other Loan Documents and the Other Agreements together with a sample of the true signature of each such officer;

          K. Certified copies of all documents evidencing any other necessary corporate action, consents and governmental approvals (if any) with respect to this Agreement, the Notes, the Security Agreement, the Mortgages, the Leasehold Mortgages, the other Loan Documents and the Other Agreements;

          L. The opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP, counsel for Borrowers, addressed to Lenders and Agent in the form of Exhibit K attached hereto and made a part hereof;

          M. The Certificate of Incorporation of each Borrower certified by the Secretary of State of Delaware;

          N. Good Standing Certificates for AXIA from the Secretaries of State of such States as Agent may designate;

          O. Good Standing Certificates for ATTS from the Secretaries of State of such States as Agent may designate;

          P. Good Standing Certificates for TapeTech from the Secretaries of State of such States as Agent may designate;

          Q. UCC lien search reports of filings against Borrowers and tax lien and judgment searches relating to Borrowers for such jurisdictions as Agent deems appropriate;

          R. UCC financing statements filed against Borrowers in respect to the locations listed in Schedule 4.2;

          S.  Landlord Waivers with respect to each leased facility listed on
     Schedule 4.7(b) as Agent deems appropriate;

          T. The Officer's Solvency Certificate executed by Borrower's chief financial officer as required by Section 4.5 and in the form attached hereto and incorporated herein as Exhibit L;

          U. Originals or copies of each policy of insurance and evidence of payment of all premiums therefor as required by Section 6.6, together with a properly executed Lender's Loss Payable Clause or collateral assignment of the proceeds thereof;

          V.  Accountant's Letter;

          W. Pay-off letters and releases and UCC Termination Statements with respect to existing liens and encumbrances, affecting the Collateral.

     3.4 ABSENCE OF MATERIAL ADVERSE CHANGE. No material and adverse change in the business, assets, properties, operations, prospects or financial condition of Borrowers shall have occurred or be continuing. Borrowers shall have paid their Indebtedness in accordance with good business and historical practices.

     3.5 CONDITIONS TO THE INITIAL REVOLVING CREDIT ADVANCE. It shall be a condition to the initial Revolving Credit Advance that the conditions contained in Sections 3.1, 3.2, 3.3 and 3.4 shall have been fulfilled, that the funding of the Term Loan shall have occurred, and that Borrowers shall have delivered to Agent a Notice of Revolving Credit Advance and a Borrowing Base Certificate (as of April 30, 1996).

     3.6 CONDITIONS TO EACH REVOLVING CREDIT ADVANCE. It shall be a further condition to the funding of the initial Revolving Credit Advance and each subsequent Revolving Credit Advance after the initial Revolving Credit Advance that the following statements shall be true on the date of each such funding or advance:

          (a) All of the representations and warranties of Borrowers contained herein or in any of the Loan Documents shall be correct in all material respects as to Borrowers and their Subsidiaries taken as a whole on and as of the date of each such Revolving Credit Advance as though made on and as of such date, except (i) to the extent that any such representation or warranty expressly relates to an earlier date, and (ii) for changes therein permitted or contemplated by this Agreement. All of the representations and warranties of Borrowers contained in any of the Other Agreements shall be correct in all material respects as of the date delivered, except to the extent that any such representation or warranty expressly relates to an earlier date.

          (b) No event shall have occurred and be continuing, or would result from the funding of the Revolving Credit Advance, which constitutes or would constitute a Default or an Event of Default.

          (c) The aggregate unpaid principal amount of the Revolving Credit Loan plus the amount of all outstanding Letter of Credit Obligations, after giving effect to such Revolving Credit Advance, shall not exceed the lesser of (i) the Maximum Revolving Credit Loan and (ii) the Borrowing Base.

     The acceptance by Borrowers of the proceeds of any Revolving Credit Advance shall be deemed to constitute, as of the date of such acceptance, (i) a representation and warranty by Borrowers that the conditions in this Section 3.6 have been satisfied and (ii) a confirmation by Borrowers of the granting and continuance of Agent's Lien pursuant to the Collateral Documents executed by Borrowers.

4.   REPRESENTATIONS AND WARRANTIES

     To induce Lenders to make the Revolving Credit Loan and the Term Loan, each as herein provided for, Borrowers make the following representations and warranties to Lenders:

     4.1 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each Borrower and each Domestic Subsidiary of each Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation; (ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification (except for jurisdictions in which such failure to so qualify or to be in good standing could not reasonably be expected to have a Material Adverse Effect); (iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; (iv) has all licenses, permits, consents or approvals from or by, and has or will have made all filings with, and has or will have given all notices to, all governmental authorities having jurisdiction, to the extent required for such ownership, operation and conduct (except for such licenses, etc., the absence of which, and such filings and notices, as to which the failure to make or give, could not reasonably be expected to have a Material Adverse Effect); (v) is in compliance with its certificate or articles of incorporation and by-laws; and (vi) is in compliance with all applicable provisions of law, including, without limitation, ERISA, those regarding the collection, payment and deposit of employees' income, unemployment and Social Security taxes and those relating to environmental matters, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

     4.2 EXECUTIVE OFFICES. The location of each Borrower's and each of its Domestic Subsidiaries' chief executive office, principal place of business, and other offices and places of business are set forth on Schedule 4.2 hereto, and are the sole offices and places of business of Borrower and its Domestic Subsidiaries.

     4.3 SUBSIDIARIES. There exist no Subsidiaries of any Borrower other than as set forth on Schedule 4.3 hereto, which sets forth such Subsidiaries, together with their respective jurisdictions of organization, the authorized and outstanding capital Stock of each such Subsidiary, by class and number and percentage of each class legally owned by any Borrower or a Subsidiary of any Borrower or any other Person. There are no options, warrants, rights to purchase or similar rights covering capital Stock for any such Subsidiary.

     4.4 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by each Borrower of the Loan Documents and Other Agreements, to the extent they are parties thereto, and the creation of all Liens provided for herein and therein: (i) are within such Borrower's corporate power; (ii) have been, will be, duly authorized by all necessary or proper corporate action; (iii) are not in contravention of any provision of such Borrower's certificate of incorporation or bylaws; (iv) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality; (v) will not conflict with or result in the breach or termination of, constitute a default under, or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Borrower or any of its Domestic Subsidiaries is a party or by which Borrower or any of its Domestic Subsidiaries or any of their property is bound (except for such conflict, breach, termination, default or acceleration as could not reasonably be expected to have a Material Adverse Effect); (vi) will not result in the creation or imposition of any Lien upon any of the property of any Borrower or any of its Domestic Subsidiaries other than those in favor of Agent, all pursuant to the Loan Documents; and (vii) do not require the consent or approval of any governmental body, agency, authority or any other Person, other than those which have been obtained. At or prior to the initial Closing Date, each of the Loan Documents to be delivered at such time shall have been duly executed and delivered for the benefit of or on behalf of each Borrower, and each shall then constitute a legal, valid and binding obligation of each Borrower, to the extent they are parties thereto, enforceable against them in accordance with its terms.

     4.5 SOLVENCY. After giving effect to the initial Revolving Credit Advance, if made on the initial Closing Date, and the funding of the Term Loan, the transactions contemplated by the Loan Documents and the Other Agreements, and the payment of all estimated legal, investment banking, accounting and other fees related hereto and thereto, Borrowers will be Solvent as of and on the initial Closing Date and at all times thereafter. On the initial Closing

Date, AXIA shall deliver to Agent an Officer's Solvency Certificate, in the form of Exhibit L, attached hereto and incorporated herein.

     4.6  FINANCIAL STATEMENTS.

          (a) All of the following consolidated balance sheets and statements of income and cash flow of AXIA and its Subsidiaries, copies of which have been furnished to Agent prior to the date of this Agreement, have been, except as noted therein, prepared in conformity with GAAP (except with respect to the financial statements referred to in clause (i) below) consistently applied throughout the periods involved and present fairly the consolidated financial position of AXIA and its consolidated Subsidiaries in each case as at the dates thereof, and the results of operations and the statements of cash flows for the periods then ended (as to the unaudited interim financial statements, subject to normal year-end audit adjustments and the absence of footnotes):

               (i) the unaudited consolidated balance sheet of AXIA and its Subsidiaries as at April 30, 1996, and the related consolidated statements of income and cash flows for the four months then ended; and

               (ii) the audited consolidated balance sheet of AXIA and its Subsidiaries as at December 31, 1995, and the related consolidated statements of income and cash flows for the year then ended, with the opinion thereon of Arthur Andersen LLP.

          (b) AXIA and its Subsidiaries as of April 30, 1996 had no obligations, contingent liabilities or liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the unaudited consolidated balance sheet of AXIA and its Subsidiaries and which could reasonably be expected to have a Material Adverse Effect.

          (c) Except as set forth on Schedule 4.6(c), there has been no material adverse change in the business, assets, operations or financial or other condition of AXIA and its Subsidiaries taken as a whole since April 30, 1996 (it being understood that this representation and warranty shall be subject to the fact that Borrowers shall have consummated the transactions contemplated by this Agreement and shall have incurred the Obligations hereunder). No dividends or other distributions have been declared, paid or made upon any shares of Stock of Borrowers or any of the Subsidiaries, nor have any shares of Stock of Borrowers or any of the Subsidiaries been redeemed, retired, purchased or otherwise acquired for value by Borrowers or its Subsidiaries since April 30, 1996, except for dividends paid by CIE Fischbein S.A. to AXIA.

     4.7  OWNERSHIP OF PROPERTY; LIENS.

          (a) Borrowers own good and marketable fee simple title to all of the Real Estate described on Schedule 4.7(a) hereto and good and valid leasehold interests in the Leases described in Schedule 4.7(b) hereto, and good and merchantable title to, or valid leasehold interest in, all of its other properties and assets and none of the properties and assets of Borrowers or their Subsidiaries, including, without limitation, the Real Estate and Leases, are subject to any Liens, except Liens permitted by
     Section 7.9 hereof; and Borrowers and their Domestic Subsidiaries shall have received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and duly effected all recordings, filings and other actions necessary to establish, protect and perfect Borrowers' and their Domestic Subsidiaries' right, title and interest in and to all such property except where the failure to have received such documents or effected such actions could not reasonably be expected to have a Material Adverse Effect.

          (b) All real property owned or leased by any Borrower or any Domestic Subsidiary is as set forth on Schedules 4.7(a) and 4.7(b) respectively. No Borrower and no Domestic Subsidiary owns any other Real Estate or are lessee or lessor under any leases other than as set forth therein. Schedules 4.7(a) and 4.7(b) are true and correct in all material respects.
     Schedule 4.7(b) hereto sets forth all leases of real property which are held by any Borrower or any Domestic Subsidiary as lessee. Each of such leases are valid and enforceable in accordance with its terms and are in full force and effect. Borrowers have delivered or made available to Agent true and complete copies of each of such leases set forth on Schedule 4.7(b) and all documents affecting the rights or obligations of any Borrower or any Domestic Subsidiary which is a party thereto, including, without limitation, any non-disturbance and recognition agreements, subordination agreements, attornment agreements and agreements regarding the term or rental of any of the leases. No Borrower and no Domestic Subsidiary and no other party to any such lease is in default of its obligations thereunder or has delivered or received any notice of default under any such lease, nor has any event occurred which, with the giving of notice, the passage of time or both, would constitute a default under any such lease, except for any default which could not reasonably be expected to have a Material Adverse Effect.

     4.8 NO DEFAULT. No Borrower and no Domestic Subsidiary is in default, nor, to the knowledge of any executive officer of any Borrower after a reasonable investigation, is any third party in default, under or with respect to any contract, agreement, lease or other instrument to which it is a party, except for any default which (either individually or collectively with other defaults arising out of the same event or events) could not reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     4.9 BURDENSOME RESTRICTIONS. No contract, lease, agreement or other instrument to which any Borrower or any Domestic Subsidiary is a party or is bound could reasonably be expected to have a Material Adverse Effect.

     4.10 LABOR MATTERS. There are no strikes or other labor disputes against any Borrower or any of its Subsidiaries pending or, to any Borrower's knowledge, threatened which could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of each Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters which could reasonably be expected to have a Material Adverse Effect. All payments due from any Borrower or any of its Subsidiaries on account of employee health and welfare insurance which could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of such Borrower or such Subsidiary.

     4.11 OTHER VENTURES. Except as set forth in Schedule 4.11, no Borrower and no Subsidiary of any Borrower is engaged in any joint venture or partnership with any other Person.

     4.12 INVESTMENT COMPANY ACT. No Borrower and no Subsidiary of any Borrower is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. The making of the Revolving Credit Advances and the funding of the Term Loan by Lenders, the application of the proceeds and repayment thereof by Borrowers and the consummation of the transactions contemplated by this Agreement and the other Loan Documents will not result in the violation by any Borrower or any of its Subsidiaries of any provision of such act or any rule, regulation or order issued by the Commission thereunder.

     4.13 MARGIN REGULATIONS. Neither Borrower nor its Subsidiaries own any "margin security", as that term is defined in Regulations G and U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and the proceeds of the Revolving Credit Advances and the Term Loan will be used only for the purposes contemplated hereunder. Neither the Revolving Credit Advances nor the Term Loan will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the loans under this Agreement to be considered a "purpose credit" within the meaning of Regulations G, T, U or X of the Federal Reserve Board. No Borrower will take or permit any agent acting on its behalf to take any action which might cause this Agreement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board. The making of either the Revolving Credit Loan or the Term Loan will not constitute a violation of such Regulations G, T, U or X.

     4.14 TAXES. All federal, state, local and foreign tax returns, reports and statements required to be filed by any Borrower and its Subsidiaries (other than immaterial state, local and foreign filings) have been filed with the appropriate governmental agencies and all Charges and other impositions shown thereon to be due and payable have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid. Each Borrower and its Subsidiaries has paid when due and payable all requisite Charges upon the books of such company, as the case may be, except such Charges being contested pursuant to Sections 6.2(b) or (c) hereof. Proper and accurate amounts have been withheld by each Borrower and its Subsidiaries from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law (except possible inadvertent under withholdings which do not exceed $10,000 in the aggregate at any time), and such withholdings have been timely paid to the respective governmental agencies.
Schedule 4.14 sets forth, for each Borrower and its Subsidiaries, those taxable years for which its tax returns are currently being audited by the IRS or any other applicable governmental authority. Except as described in Schedule 4.14 hereto, no Borrower nor any of its Subsidiaries has executed or filed with the IRS or any other governmental authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. No Borrower nor any of its Subsidiaries has filed a consent pursuant to IRC Section 341(f) or agreed to have IRC Section 341(f)(2) apply to any dispositions of subsection (f) assets (as such term is defined in IRC Section 341(f)(4)), except as disclosed in Schedule 4.14. None of the property owned by any Borrower or any of its Subsidiaries is property which such company is required to treat as being owned by any other Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of IRC Section 168(h)(1). Except as set forth on Schedule 4.14 hereto, no Borrower nor any of its Subsidiaries has agreed or has been requested to make any adjustment under IRC
Section 481(a) by reason of a change in accounting method or otherwise. Except as set forth

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

on Schedule 4.14 hereto, no Borrower and none of its Subsidiaries has any obligation under any written tax sharing agreement.

     4.15 ERISA. Except as otherwise stated in Schedule 4.15 hereto: (i) no Borrower nor any ERISA Affiliate maintains or contributes to any Plan, Defined Contribution Plan or Welfare Plan; (ii) each Defined Contribution Plan or Plan, other than a Multiemployer Plan, which is intended to be tax qualified under IRC
Section 401(a) has been determined by the IRS to qualify under IRC Section 401(a), and the trusts created thereunder have been determined to be exempt from tax under the provisions of IRC Section 501(a) (except with respect to amendments required by legislation or regulations for which the remedial amendment period under IRC Section 401(b) has not lapsed), and nothing has occurred which could cause the loss of such qualification or the imposition on any Borrower or any of its Subsidiaries of any liability or penalty under the IRC or ERISA in excess of $50,000; (iii) with respect to each Plan, each Defined Contribution Plan and each Welfare Plan (in each case, other than a Multiemployer Plan), all reports required under ERISA or any other applicable law or regulation to be filed by any Borrower or any ERISA Affiliate with the relevant governmental authority have been duly filed and all such reports are true and correct in all material respects as of the date given if the failure of which reports to be filed or to be true and correct in all material respects could reasonably be expected to result in a liability of any Borrower or any of its Subsidiaries in excess of $50,000; (iv) no Borrower nor any ERISA Affiliate has engaged in a "prohibited transaction," as such term is defined in IRC
Section 4975 or Title I of ERISA, in connection with any Plan, Defined Contribution Plan or Welfare Plan which would subject any Borrower or any of its Subsidiaries (after giving effect to any prohibited transaction exemption) to the tax on prohibited transactions imposed by IRC Section 4975 or any other liability, provided that such liability is in excess of $50,000; (v) no Plan which is not a Multiemployer Plan has been terminated, nor has any accumulated funding deficiency (as defined in IRC Section 412(a)) been incurred (without regard to any waiver granted under IRC Section 412), nor has any funding waiver from the IRS been received or requested, nor has any Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by the terms of any Plan; (vi) there has not been any Reportable Event or any event requiring disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Plan (other than a Multiemployer Plan); (vii) the value of the assets of all Plans (excluding any Multiemployer Plan or a Plan with no unfunded Benefit Liabilities (as defined in Section 4001(a)(16) of ERISA)) were not more than $600,000 less than the present value of the Benefit Liabilities of all of such Plans as of the last day of the plan years most recently ended (determined in accordance with Statement of Financial Accounting Standards No. 35) and, as of the initial Closing Date, the value of the assets of each of such Plan were not more than $600,000 less than the present value of its Benefit Liabilities as of the last day of the plan year most recently ended (determined in accordance with PBGC termination actuarial assumptions currently in effect or other actuarial assumptions certified by the Plan's actuary as reasonable for purposes of a Standard Termination (as described in Section 4041(b) of ERISA)); (viii) there are no claims (other than claims for benefits in the normal course), actions or lawsuits asserted or instituted against, and no Borrower nor any ERISA Affiliate has knowledge of any threatened litigation or claims against (a) the assets of any Plan (other than a Multiemployer Plan) or Defined Contribution Plan or against any fiduciary of such plan with respect to the operation of such plan or (b) the assets of any Welfare Plan or against any fiduciary thereof with respect to the operation of any such plan, which, in either case, if adversely determined, could reasonably be expected to have a Material Adverse Effect; (ix) any bond required to be obtained by any Borrower or any of its Subsidiaries under ERISA with respect to any Plan, Defined Contribution Plan or Welfare Plan has been obtained and is in full force and effect; (x) no Borrower and no ERISA Affiliate has incurred (a) any liability to the PBGC or to a trust (for Plan terminations instituted prior to December 18, 1987) described in

Section 4049 of ERISA (prior to its repeal), (b) any withdrawal liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA as a result of a complete or partial withdrawal (within the meaning of Section 4203 or 4205 of ERISA) from a Multiemployer Plan, which would result in annual withdrawal liability payments in excess of $50,000, or (c) any liability under ERISA
Section 4062, 4063 or 4064 to the PBGC, to a trust terminated under ERISA
Section 4041 or 4042 or to a trustee appointed under ERISA Section 4042; (xi) no Borrower and no ERISA Affiliate nor any organization to which any Borrower or any such ERISA Affiliate is a successor or parent corporation within the meaning of ERISA Section 4069(b) has engaged in a transaction within the meaning of ERISA Section 4069; and (xii) no Borrower and none of its Subsidiaries maintains or has established any Welfare Plan which provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment except as may be required by IRC Section 4980B or Section 601(et. seq.) of ERISA, or under any state law and at the expense of the participant or the beneficiary of the participant.

     4.16 NO LITIGATION. Except as set forth on Schedule 4.16 hereto, no action, claim or proceeding is now pending or, to the knowledge of any Borrower, threatened against any Borrower or any Subsidiary of Borrower at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which, if determined adversely, could reasonably be expected to have a Material Adverse Effect, nor to the knowledge of any Borrower does a state of facts exist which is reasonably likely to give rise to such proceedings. Except as expressly set forth on
Schedule 4.16, none of the matters set forth therein questions the validity of any of the Loan Documents or the Other Agreements or any action taken or to be taken pursuant thereto, or could reasonably be expected to have either individually or in the aggregate a Material Adverse Effect.

     4.17 BROKERS. No broker or finder acting on behalf of any Borrower brought about the obtaining, making or closing of the loans made pursuant to this Agreement, and no Borrower has any obligation to any other Person in respect of any finder's or brokerage fees in connection with the loans contemplated by this Agreement.

     4.18 OUTSTANDING STOCK; OPTIONS; WARRANTS, ETC. The Common Stock of Holdings and AXIA owned, respectively, by the Persons and in the amounts set forth on Schedule 4.18 will constitute all of the issued and outstanding Stock of Holdings and AXIA immediately following the initial Closing Date. AXIA has no outstanding rights, options, warrants or agreements pursuant to which it may be required to issue or sell any Stock or other equity security.

     4.19 EMPLOYMENT AND LABOR AGREEMENTS. Except as set forth on Schedule 4.19, there are no employment agreements covering executive officers of any Borrower or any of Borrowers' Domestic Subsidiaries and there are no collective bargaining agreements or other labor agreements covering any employees of any Borrower or any of its Domestic Subsidiaries. A true and complete copy of each such agreement has been furnished to Agent. Each Borrower and its Domestic Subsidiaries are in compliance with the terms and conditions of all such collective bargaining agreements and other labor agreements except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

     4.20 PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES. Each Borrower and its Subsidiaries own all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct their business as heretofore conducted by them, now conducted by them and proposed to be conducted by them, each of which is listed, together with Patent and Trademark Office application or registration numbers, where applicable, on
Schedule 4.20 hereto. Each Borrower and its Subsidiaries conduct their respective businesses without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others, except where such infringement or claim of infringement could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of Borrowers, there is no infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of any Borrower or any of its Subsidiaries.

     4.21 FULL DISCLOSURE. No information contained in this Agreement, the other Loan Documents, the Financials or any written statement furnished by or on behalf of any Borrower or its Subsidiaries pursuant to the terms of this Agreement, which has previously been delivered to Agent, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading at the time and in light of the circumstances under which made.

     4.22 LIENS. The Liens granted to Agent pursuant to the Collateral Documents will at the initial Closing Date be fully perfected first priority Liens in and to the Collateral described therein, subject only to the Liens permitted by Section 7.9 hereof.

     4.23 NO MATERIAL ADVERSE EFFECT. Except as set forth on Schedule 4.6(c), no event has occurred since April 30, 1996 and is continuing which has had or could reasonably be expected to have a Material Adverse Effect.

     4.24 ENVIRONMENTAL MATTERS.

          (a) Except as disclosed in Schedule 4.24, and to Borrower's knowledge, all facilities owned, leased or operated by each Borrower or any Domestic Subsidiary of such Borrower or, to the actual knowledge of any executive officer of such Borrower, any predecessor in interest for which Borrower is a successor corporation, have been, and continue to be, owned, leased or operated in compliance in all material respects with all applicable Environmental Laws.

          (b) To Borrower's knowledge, Schedule 4.24 identifies with respect to each Borrower and each Domestic Subsidiary of each Borrower, (i) all environmental site assessments and subsurface investigations undertaken by, or at the direction of, or in the possession or control of, any Borrower or any Domestic Subsidiary of any Borrower with respect to the facilities owned, leased or operated by Borrower or a Subsidiary of Borrower; and (ii) all investigations and inspections undertaken by a federal or state governmental authority of any facility owned, leased or operated by Borrower or a Domestic Subsidiary of Borrower, and all claims, complaints or other written communications, which allege or may reasonably result in potential liability under any Environmental Law on the part of Borrower or a Domestic Subsidiary of Borrower in excess of $250,000.

          (c) Except as disclosed in Schedule 4.24, each Borrower and/or its Domestic Subsidiaries, have reported to appropriate authorities each Release of a Hazardous Substance at any facility leased, owned or operated by such Borrower or any Domestic Subsidiary of such Borrower which is required to be reported pursuant to any applicable Environmental Law. Each such reported Release of any Hazardous

     Substances, which may reasonably result in potential liability on the part of Borrower or a Domestic Subsidiary of Borrower in excess of $250,000, is also disclosed in Schedule 4.24.

          (d) Except as disclosed in Schedule 4.24, and to Borrower's knowledge, neither any Borrower nor any Domestic Subsidiary of such Borrower nor, to the actual knowledge of any executive officer of any Borrower, any predecessor in interest for which Borrower is a successor corporation, has stored, disposed, treated, or arranged for the storage, disposal or treatment of, any Hazardous Substance at a site or location, or has leased, owned or operated a site or location, which pursuant to CERCLA or other similar state laws: (A) has been placed on the National Priorities List or its state equivalent; (B) the United States Environmental Protection Agency or relevant state authority has proposed, or is proposing, to place, on the National Priorities List or state equivalent; (C) is on any state Comprehensive Environmental Response Compensation Liability Information System list.

          (e) Except as set forth in Schedule 4.24, all above ground and underground storage tanks owned and/or operated by Borrower or any Domestic Subsidiary of Borrower are owned and/or operated in material compliance with all applicable Environmental Laws.

          (f) Except as set forth in Schedule 4.24, and except as may reasonably result in potential liability on the part of Borrower or a Domestic Subsidiary of Borrower in an amount less than $250,000, to Borrower's knowledge, there are no Hazardous Substances or wastes, drums or containers containing Hazardous Substances disposed of, released upon or buried on, in or under the ground or any surface waters or groundwater located on any premises owned or operated by any Borrower or any Domestic Subsidiary of any Borrower.

          (g) Except as set forth in Schedule 4.24, and except as may reasonably result in potential liability on the part of Borrower or a Domestic Subsidiary of Borrower in an amount less than $250,000, to Borrower's knowledge, there are (i) no water wells, injection wells, surface impoundments, waste water ponds, landfills, waste piles or facilities for land disposal, and (ii) no polychlorinated biphenyls, asbestos or urea formaldehyde in or on premises or facilities owned or operated by any Borrower or any Domestic Subsidiary of such Borrower.

     4.25 GOVERNMENT CONTRACTS. Except as set forth on Schedule 4.25, no Borrower nor any Domestic Subsidiary of any Borrower is a party to any contract or agreement with the United States government or any department, agency or instrumentality thereof pursuant to which such Borrower or any of its Domestic Subsidiaries provide goods or services to such Persons and which is subject to the Federal Assignment of Claims Act (41 U.S.C. (S)15, 31 U.S.C. (S)3727) relative to the assignment of Accounts Receivable thereunder.

5.   FINANCIAL STATEMENTS AND INFORMATION

     5.1 REPORTS AND NOTICES. Borrowers covenant and agree that from and after the initial Closing Date and until the Termination Date, they shall deliver to
Agent:

          (a) Within 15 Business Days after the end of each fiscal month, a Borrowing Base Certificate in the form attached hereto as Exhibit A and with content satisfactory to Agent which provides the following information: (1) total Accounts

     Receivable/Inventory and Eligible Domestic Accounts Receivable/Eligible Foreign Accounts Receivable/Eligible Inventory, (2) total loan availability, (3) the current loan balance, and (4) unused loan availability. If Borrowers fail to deliver any such Borrowing Base Certificate within 25 days after the end of any such month, the Borrowing Base shall be deemed to be zero dollars ($0) until such time as Borrowers shall deliver the required Borrowing Base Certificate.

          (b) Within 30 Business Days after the end of each fiscal month, copies of the unaudited consolidated balance sheet of AXIA and its operating units and Subsidiaries as of the end of such month, and the related consolidated statements of income and statement of consolidated cash flows (with respect to the cash flows and income statement, in a form customarily prepared by AXIA management) for that portion of the Fiscal Year ending as of the end of such month, prepared in accordance with GAAP (subject to normal year end adjustments), setting forth in comparative form in each case the projected consolidated figures for such period and accompanied by the certification of the chief executive officer or chief financial officer of AXIA that all such financial statements present fairly in accordance with GAAP (subject to normal year end adjustments), the consolidated financial position and results of operations of AXIA and its Subsidiaries as at the end of such month and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if there was any Default or Event of Default in existence as of such time, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by Borrowers to remedy the same.

          (c) Within 45 days after the end of each of the first three Fiscal Quarters, copies of the unaudited consolidated balance sheet of AXIA and its operating units and Subsidiaries as of the close of such quarter, and the related consolidated statements of income and statement of consolidated cash flows for that portion of the Fiscal Year ending as of the close of such quarter prepared in accordance with GAAP (subject to normal year end adjustments), the delivery of which financial statements may be satisfied by the delivery to Agent of the Form 10-Q filed by AXIA with the Commission for such Fiscal Quarter, and accompanied by (A) a statement in reasonable detail showing the calculations used in determining the financial covenants under Sections 6.3 and 7.10 hereof, and (B) the certification of the chief executive officer or chief financial officer of AXIA that all such financial statements present fairly in accordance with GAAP (subject to normal year end adjustments) the consolidated financial position and results of operations and the consolidated statement of cash flows of AXIA and its Subsidiaries as at the end of such quarter and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if there was any Default or Event of Default in existence as of such time, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by Borrowers to remedy the same.

          (d) Within 90 days after the close of each Fiscal Year, a copy of the annual audited consolidated financial statements of AXIA and its operating units and Subsidiaries consisting of consolidated balance sheets and consolidated statements of income and retained earnings and statement of consolidated cash flows, setting forth in comparative form in each case the consolidated figures for the previous Fiscal Year, which financial statements shall be prepared in accordance with GAAP, certified (only with respect to the consolidated financial statements) without qualification as to its scope of audit or the financial condition of AXIA and its Subsidiaries on a consolidated basis as a going concern by a firm of independent certified public accountants of recognized national standing selected by AXIA and acceptable to Agent, the delivery of which financial statements may be satisfied by the delivery to Agent of the Form 10-K filed by AXIA with the Commission for such Fiscal Year, and accompanied by (i) a statement in reasonable detail showing the calculations used in determining the financial covenants under Sections 6.3 and 7.10 hereof, (ii) a report from such accountants to the effect that in connection with their audit examination, nothing, with respect to accounting matters, has come to their attention to cause them to believe that a Default or Event of Default had occurred or, if anything has come to their attention to cause them to believe that a Default or Event of Default had occurred, a description of such Default or Event of Default, and (iii) a certification of the chief executive officer or chief financial officer of AXIA that all such financial statements present fairly in accordance with GAAP the consolidated financial position and results of operations and the consolidated statement of cash flows of AXIA and its Subsidiaries as at the end of such year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if there was any Default or Event of Default in existence as of such time, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by Borrowers to remedy the same.

          (e) As soon as practicable, but in any event within five (5) Business Days after any executive officer of any Borrower becomes aware of the existence of any Default or Event of Default, or any development or other information which could reasonably be expected to have a Material Adverse Effect, telephonic or telecopy notice specifying the nature of such Default or Event of Default or development or information, including the anticipated effect thereof, which notice shall be promptly confirmed in writing within seven (7) Business Days.

          (f) Within 30 days after the beginning of each Fiscal Year;

               (i) projected consolidated balance sheets of AXIA and individual balance sheets for each operating unit of AXIA, in each case, on a monthly basis for such Fiscal Year, in a form customarily prepared by AXIA management;

               (ii) projected consolidated cash flow statements of AXIA and individual cash flow statements for each operating unit of AXIA, in each case, for such Fiscal Year, in a form customarily prepared by AXIA management;

               (iii)  a capital budget by month for such Fiscal Year; and

               (iv) projected consolidated income statements of AXIA and individual income statements for each operating unit of AXIA, in each case, for such Fiscal Year on a monthly basis;

     together with such supporting details as reasonably requested by Agent.

          (g) If requested by Agent, a copy of all federal, state, local and foreign tax returns and reports in respect of income, franchise or other taxes on or measured by income (excluding sales, use or like taxes) filed by AXIA or any of its Subsidiaries.

          (h) Promptly upon receipt thereof, a copy of any management letter with respect to the business, financial condition and other affairs of AXIA and any of its Subsidiaries, submitted to AXIA by its independent public accountants in connection with any annual audit made by such accountants of the books of AXIA or any of its Subsidiaries.

          (i) If requested by Agent, a monthly Inventory status report in form and content satisfactory to Agent, and, within forty-five (45) days after taking a complete physical count of Inventory, which physical count is required on at least an annual basis, a written report of Borrowers summarizing any adjustments covering such physical count.

          (j) Upon the request of Agent, detailed schedules showing the aging of Accounts Receivable and a listing of accounts payable in a form customarily prepared by Borrowers.

          (k) As and when set forth therein, the notices required under Section 5(n) of the Security Agreement.

          (l) Such other information respecting any Borrower's or any of its Subsidiaries' business, financial condition or prospects as Agent may, from time to time, reasonably request.

          (m) Within five (5) days after the earlier of the last day of each Fiscal Year and the date Borrowers engage independent certified public accountants to audit Borrowers' financial statements, a letter from Borrowers addressed to such independent certified public accountants indicating that it is a primary intention of Borrowers in engaging such accountants that Agent and Lenders rely upon such financial statements of Borrowers and their Subsidiaries.

     5.2 COMMUNICATION WITH ACCOUNTANTS. AXIA authorizes Agent to communicate directly with its independent certified public accountants and authorizes those accountants to disclose to Agent any and all financial statements and other supporting financial documents and schedules. Unless any Event of Default shall have occurred, (i) Agent shall notify AXIA prior to initiating any such communication of a formal nature, and (ii) any such communication by Agent shall not occur more than once during any Fiscal Year without AXIA's consent. At or before the initial Closing Date, AXIA shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 5.2.

6.   AFFIRMATIVE COVENANTS

     Borrowers covenant and agree that, unless the Required Lenders shall otherwise consent in writing, from and after the initial Closing Date and until the Termination Date:

     6.1 MAINTENANCE OF EXISTENCE AND CONDUCT OF BUSINESS. Each Borrower shall and shall cause each of its Domestic Subsidiaries to (a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises; (b) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; (c) at all times maintain, preserve and protect all of its patents, trademarks, service marks and trade names (except as otherwise provided in the Patent and License Security Agreements and the Trademark Collateral Assignment and Security Agreements), and preserve all the remainder of its property, in use or useful in the conduct of its business, and keep the same in good operating condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements, betterments and improvements thereto consistent with industry practices, so that the business carried on in connection therewith may continue to be conducted at all times; and (d) transact business and invoice all Accounts Receivable in such Borrower's or such Domestic Subsidiary's corporate names or such trade styles (i.e. tradenames) as such Borrower shall specify to Agent not less than 30 days prior to the first date such trade style is used.

     6.2  PAYMENT OF OBLIGATIONS.

          (a) Subject to paragraphs (b) and (c) of this Section 6.2, each Borrower shall and shall cause each of its Subsidiaries to (i) pay and discharge or cause to be paid and discharged all its Indebtedness, including, without limitation, all the Obligations, as and when due and payable or in accordance with good business practices, and (ii) pay and discharge or cause to be paid and discharged promptly all (A) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed), and (B) lawful claims for labor, materials, supplies and services or otherwise before any thereof shall become in default.

          (b) Each Borrower and its Subsidiaries may in good faith contest, by proper legal actions or proceedings, the validity or amount of any Charges, Liens or claims arising under Section 6.2(a)(ii), provided that such Borrower gives Agent advance notice of its intention to contest the validity or amount of any such Charge, Lien or claim that exceeds $50,000, and that, with respect to the contest of any Charge, Lien or claim, at the time of commencement of any such action or proceeding, and during the pendency thereof (i) no Default or Event of Default shall have occurred;
     (ii) adequate reserves with respect thereto are maintained on the books of such Borrower or such Subsidiary, in accordance with GAAP; (iii) such contest operates to suspend collection of the contested Charges or claims and is maintained and prosecuted continuously with diligence; (iv) none of the Collateral would be subject to forfeiture or loss of any Lien by reason of the institution or prosecution of such contest; (v) no Lien shall exist for such Charges or claims during such action or proceeding; (vi) such Borrower or such Subsidiary shall promptly pay or discharge such contested Charges and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Borrower or such Subsidiary; and (vii) Agent has not advised such Borrower or such Subsidiary in writing that Agent reasonably believes that nonpayment or nondischarge thereof would have a Material Adverse Effect; provided, however, that if Agent so advises such Borrower or such Subsidiary, such Borrower or such Subsidiary may nonetheless exercise its contest rights permitted under Section 6.2(c).

          (c) In addition to the right to contest pursuant to the provisions of
     Section 6.2(b) hereof, each Borrower and each of its Subsidiaries shall have the right to contest any Lien, Charge or claim, in good faith and by appropriate proceedings, if, with respect to any such Lien, Charge or claim so contested either (i) such Borrower provides Agent with a bond or indemnity insuring the payment of such Lien, Charge or claim, or (ii) Agent, upon request by AXIA, has established a reserve against the Borrowing Base for such Lien, Charge or claim, provided that there then exists sufficient Revolving Credit Availability to establish such reserve. In addition, each Borrower and each of its Subsidiaries shall have the right to pay the Charges or claims and to discharge the Liens and in good faith and by appropriate proceedings contest the validity or amount of such Charges, Liens or claims.

     6.3 FINANCIAL COVENANTS. AXIA and its Subsidiaries shall have, on a consolidated basis:

          (a) MINIMUM CONSOLIDATED EBITDA. At the end of each Fiscal Year listed below and at the end of each of the first three Fiscal Quarters of the immediately succeeding Fiscal Year, a Consolidated EBITDA for the immediately preceding four Fiscal Quarters not less than the amounts set forth opposite such Fiscal Years:

                                        MINIMUM
                                      CONSOLIDATED
             FISCAL YEAR                EBITDA
             -----------              ------------
                1995                   $16,500,000
                1996                   $18,000,000
                1997                   $19,500,000
                1998                   $21,000,000
                1999                   $22,000,000

          (b) CONSOLIDATED FUNDED DEBT TO CONSOLIDATED EBITDA RATIO. As at the end of each Fiscal Year listed below and as at the end of each of the first three Fiscal Quarters of the immediately succeeding Fiscal Year, a Consolidated Funded Debt to Consolidated EBITDA Ratio for the immediately preceding four Fiscal Quarters not greater than the ratios set forth opposite such Fiscal Year:

                                   CONSOLIDATED FUNDED
                                   DEBT TO CONSOLIDATED
             FISCAL YEAR              EBITDA RATIO
             -----------              ------------
                1995                   3.00 to 1.0
                1996                   2.80 to 1.0
                1997                   2.65 to 1.0
                1998                   2.50 to 1.0
                1999                   2.50 to 1.0

          (c) MINIMUM NET WORTH. At all times during the periods listed below, a Consolidated Net Worth (calculated for the purposes of this Section 6.3(c) without giving effect to any extraordinary gain with respect to any existing accrual for environmental liability for the Ramco site) not less than the amounts set forth opposite such periods:

                                                        MINIMUM
                    PERIOD                             NET WORTH
                    ------                             ---------
     December 31, 1995 to December 30, 1996           $25,000,000
     December 31, 1996 to December 30, 1997           $28,000,000
     December 31, 1997 to December 30, 1998           $33,000,000

     December 31, 1998 to December 30, 1999           $38,000,000
     December 31, 1999 and thereafter                 $45,000,000

          (d) CONSOLIDATED TOTAL LIABILITIES TO CONSOLIDATED NET WORTH RATIO.
     As at the end of each Fiscal Quarter during the periods listed below, a ratio of Consolidated Total Liabilities to Consolidated Net Worth (calculated for purposes of this Section 6.3(d) without giving effect to any extraordinary gain with respect to any existing accrual for environmental liability for the Ramco site) not greater than the ratios set forth opposite such periods:

                                             RATIO OF CONSOLIDATED
                    PERIOD                   TOTAL LIABILITIES TO
                    ------                   CONSOLIDATED NET WORTH
                                             ----------------------
     December 31, 1995 to December 30, 1996        3.25 to 1.0
     December 31, 1996 to December 30, 1997        3.00 to 1.0
     December 31, 1997 to December 30, 1998        2.75 to 1.0
     December 31, 1998 to December 30, 1999        2.50 to 1.0
     December 31, 1999 and thereafter              2.25 to 1.0

          (e) CONSOLIDATED EBITDA TO CONSOLIDATED FIXED CHARGES RATIO. As at the end of each Fiscal Year listed below and as at the end of each of the first three Fiscal Quarters of the immediately succeeding Fiscal Year, a ratio of Consolidated EBITDA to Consolidated Fixed Charges for the immediately preceding four Fiscal Quarters not less than the ratios set forth opposite such Fiscal Years:

                                             RATIO OF CONSOLIDATED EBITDA
           FISCAL YEAR                       TO CONSOLIDATED FIXED CHARGES
           -----------                       -----------------------------
             1995                                     1.75 to 1.0
             1996                                     1.75 to 1.0
             1997                                     1.85 to 1.0
             1998                                     2.00 to 1.0
             1999                                     2.00 to 1.0

          (f) CURRENT RATIO. At all times, a ratio of Consolidated Current Assets to Consolidated Current Liabilities of not less than 1.3 to 1.0

     6.4 BOOKS AND RECORDS. Each Borrower shall and shall cause each of its Domestic Subsidiaries to keep adequate records and books of account with respect to its business activities, in which proper entries, reflecting all of their financial transactions, are made in accordance with GAAP and on a basis consistent with the Financials referred to in Section 4.6(a) hereof.

     6.5 LITIGATION. Each Borrower shall (i) notify Agent in writing, promptly upon any executive officer of such Borrower learning thereof, of any litigation commenced against any Borrower and/or any Subsidiary of such Borrower, and of the institution against any of them of any suit or administrative proceeding that, in each case, could reasonably be expected to involve an amount in excess of $250,000 in any one instance or could reasonably be expected to have a Material Adverse Effect, and (ii) as soon as practicable and in any event within 45 days after the end of each Fiscal Quarter, provide to Agent a report describing any litigation, suit or administrative proceeding pending against such Borrower or any Subsidiary of such Borrower that could reasonably be expected to involve an amount in excess of $25,000 in any one instance or could reasonably be expected to have a Material Adverse Effect.

     6.6 INSURANCE. Each Borrower shall, at its sole cost and expense, maintain "All Risk" physical damage insurance on all real and personal property including, but not limited to, fire and extended coverage, boiler and machinery coverage, flood, earthquake, liquids, theft, explosion, collapse, and all other hazards and risks ordinarily insured against by owners or users of such properties in similar businesses. The physical damage insurance shall be written on a repair or replacement cost basis, with Inventory insured on the basis of cost, except Inventory consisting of finished goods, which shall be insured on the basis of selling price (coinsurance is not acceptable). All policies of insurance on such real and personal property shall contain an endorsement, in form and substance reasonably acceptable to Agent, showing loss payable to Agent as its interest may appear. Such endorsement, or an independent instrument furnished to Agent, shall provide that the insurance companies will give Agent at least 30 days prior written notice before any such policy or policies of insurance shall be altered or cancelled and that no act or default of any Borrower or any other person shall affect the right of Agent to recover under such policy or policies of insurance in case of loss or damage.

     Each Borrower shall, at its sole cost and expense, maintain comprehensive general liability insurance on an "occurrence basis" (unless such insurance cannot be reasonably obtained at commercially reasonable rates, in which case such insurance shall be on a "claims made" basis) against claims for personal injury, bodily injury and property damage with a minimum limit of $1,000,000 per occurrence and $2,000,000 in the aggregate. Such coverage shall include but not be limited to premises/operations, broad form contractual liability, underground, explosion and collapse hazard, independent contractors, broad form property damage and personal injury, products and completed operations liability.

     Each Borrower shall, at its sole cost and expense, maintain workers' compensation insurance including employers liability in the amount of $1,000,000 for each accident, $1,000,000 disease-policy limit, and $1,000,000 disease-each employee.

     Each Borrower shall, at its sole cost and expense, maintain automobile liability insurance for all owned, non-owned or hired automobiles against claims for personal injury, bodily injury and property damage with a minimum combined single limit of $1,000,000 per occurrence.

     Each Borrower shall, at its sole cost and expense, maintain products liability insurance providing coverage against liabilities arising from the manufacture or sale of goods and merchandise by such Borrower.

     All policies of insurance required to be maintained under this Agreement shall be in form and with insurers recognized as adequate by Agent and all such policies shall be in such amounts as may from time to time be satisfactory to Agent. Each Borrower shall, upon the request of Agent, deliver to Agent the original (or copy) of each policy of insurance and shall, concurrently with the delivery of the annual financial statements under Section 5.1(d), deliver to Agent a certificate of insurance, in form and content acceptable to Agent, providing evidence of payment of all premiums thereof and of compliance with all provisions of this Agreement. Each Borrower hereby directs all insurers under such policies of insurance to pay all proceeds payable under such insurance on Borrowers' real and personal property directly to Agent. If the proceeds payable under any policy of property insurance is $250,000 or less, such Borrower shall have the right to use such proceeds to repair or replace the damaged or destroyed property, provided that a Default or an Event of Default shall not have occurred and be continuing at the time the proceeds are paid. Each Borrower irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent) as such Borrower's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under policies of property insurance (provided that unless a Default or Event of Default has occurred and is continuing Agent shall obtain the consent of such Borrower (which consent shall not be unreasonably withheld or delayed) prior to finally making, settling or adjusting claims under such policies of insurance), endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance. In the event any Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required by this Section 6.6 or to pay any premium in whole or in part relating thereto, Agent, without waiving or releasing any obligations or default by such Borrower hereunder, may at any time or times thereafter (but shall not be obligated to) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Agent deems advisable. All sums so disbursed by Agent, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, on demand, by Borrowers to Agent or, subject to the consent of the Required Lenders, may be charged against the Revolving Credit Loan, and shall be additional Obligations hereunder secured by the Collateral. Agent reserves the right at any time, upon review of any Borrower's risk profile, to require additional forms and limits of insurance to, in Agent's discretion, to be exercised in a commercially reasonable manner, adequately protect Lenders' investment. Schedule 6.6 hereto lists all insurance maintained by each Borrower and each Domestic Subsidiary of such Borrower (except for health and medical and benefit insurance), together with a summary of the terms of such insurance.

     6.7 COMPLIANCE WITH LAW. Each Borrower shall and shall cause each of its Subsidiaries to comply with all federal, state and local laws and regulations applicable to it, including, without limitation, ERISA, those regarding the collection, payment and deposit of employees' income, unemployment and Social Security taxes and those relating to environmental matters where the failure to comply could reasonably be expected to have a Material Adverse Effect.

     6.8 AGREEMENTS. Each Borrower shall and shall cause each of its Subsidiaries to perform, within any required time period (after giving effect to any applicable grace periods), all of its obligations and enforce all of its rights under each agreement to which it is a party, including, without limitation, collective bargaining agreements and leases to which any such company is a party, where the failure to so perform and enforce could reasonably be expected to have a Material Adverse Effect. No Borrower shall, and each Borrower shall cause each of its Subsidiaries not to, terminate or modify in any manner adverse to any such company any provision of any agreement to which it is a party which termination or modification could reasonably be expected to have a Material Adverse Effect.

     6.9 SUPPLEMENTAL DISCLOSURE. Within 45 days after the end of each Fiscal Quarter Borrowers will supplement or amend and deliver to Agent each Schedule or representation herein with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedule or as an exception to such representation or which is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby.

     6.10 EMPLOYEE PLANS.

          (a) For each Plan or Defined Contribution Plan hereafter adopted by any Borrower or any Subsidiary of any Borrower which is intended to be tax qualified under IRC Section 401(a), such Borrower shall or shall cause such Subsidiary to (i) use its best efforts to seek and receive determination letters from the IRS to the effect that such plan is qualified within the meaning of IRC Section 401(a) and the trust created under such plan is tax-exempt under IRC Section 501(a); (ii) use its best efforts to cause such plan to be qualified within the meaning of IRC Section 401(a) and to be administered in all material respects in accordance with the requirements of ERISA and IRC Section 401(a); and (iii) take no action which would cause such Plan or Defined Contribution Plan to lose its qualified status or not to administer such plan in all material respects in accordance with the requirements of ERISA and IRC Section 401(a).

          (b) As soon as possible, and in any event within ten days after any Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, such Borrower shall and shall cause such ERISA Affiliate to deliver to Agent a statement of the chief financial officer of such Borrower or such ERISA Affiliate describing such ERISA Event, together with any correspondence with, or filings made with, the PBGC or DOL, and the action, if any, which such Borrower or such ERISA Affiliate proposes to take with respect thereto.

          (c) Each Borrower shall and shall cause each ERISA Affiliate to deliver to Agent: (i) if requested by Agent, promptly after the filing thereof by such Borrower or such ERISA Affiliate with the DOL, IRS or the PBGC, copies of each annual and other report with respect to each Plan, Defined Contribution Plan or Welfare Plan; (ii) within 10 days after receipt thereof, a copy of any notice, determination letter, ruling or opinion such Borrower or such ERISA Affiliate may receive from the PBGC, DOL or IRS with respect to any Plan, Defined Contribution Plan or Welfare Plan; (iii) promptly, and in any event within ten Business Days, after receipt thereof, a copy of any correspondence such Borrower or such ERISA Affiliate receives from the Plan Sponsor (as defined by ERISA Section 4001(a)(10)) of any Plan concerning potential withdrawal liability pursuant to ERISA Section 4219 and/or Section 4202, and a statement from the chief financial officer of such Borrower or such ERISA Affiliate setting forth details as to the events giving rise to such potential withdrawal liability and the action which such Borrower or such ERISA Affiliate proposes to take with respect thereto; (iv) notification within 30 days of any material increases in the benefits of any existing Plan, Defined Contribution Plan or Welfare Plan which is not a Multiemployer Plan, or the establishment of any new Plans, Defined Contribution Plans or Welfare Plans, or the commencement of contributions to any such plan to which Borrower or such ERISA Affiliate was not previously contributing; and (v) notification within ten days of a request for a minimum funding waiver under IRC Section 412 or a prohibited transaction exemption under ERISA Section 408(a) with respect to any Plan.

     6.11 SEC FILINGS; CERTAIN OTHER NOTICES. AXIA shall furnish to Agent (i) promptly after the filing thereof with the Securities and Exchange Commission, a copy of each report, notice or other filing, if any, by any Borrower with the Securities and Exchange Commission, (ii) a copy of each written communication received by any Borrower from or delivered by any

Borrower to the Securities and Exchange Commission promptly after each such receipt or delivery. AXIA shall also promptly furnish to Agent copies of such other reports, notices, certificates, findings and other documents which AXIA submits to the holders of the Subordinated Notes or to the Trustee under the Indenture pursuant to which the Subordinated Notes were issued and which are not otherwise required to be submitted by Borrowers to Agent under this Agreement.

     6.12 COMPLIANCE WITH TAXES. Each Borrower shall pay all transfer, excise, or Mortgage or Leasehold Mortgage recording or similar taxes (but excluding income or franchise taxes) in connection with the issuance, sale, delivery or transfer by Borrowers to Lenders of the Term Notes, or the Revolving Credit Notes, and the execution and delivery of the Loan Documents and any other agreements and instruments contemplated thereby, and shall save Lenders harmless against any and all liabilities with respect to such taxes. Borrowers shall not be responsible for any taxes in connection with the transfer of the Term Notes or the Revolving Credit Notes by the holder thereof. The obligations of Borrowers under this Section 6.12 shall survive the payment, prepayment or redemption of the Term Notes and the Revolving Credit Notes and the termination of this Agreement.

     6.13 LEASES; REAL ESTATE.

          (a) Each Borrower shall, or shall cause the applicable Subsidiary to, make available to Agent and, if requested, provide Agent with, copies of all leases of real property or similar agreements (and all amendments thereto) entered into by such Borrower or any Subsidiary of such Borrower after the initial Closing Date, whether as lessor or lessee. Each Borrower shall, and shall cause each of its Subsidiaries to, comply with all of its and their obligations under all Leases now existing or hereafter entered into by it or them with respect to, real property including, without limitation, all Leases listed on Schedule 4.7(b) hereto, if the failure to so comply could reasonably be expected to have a Material Adverse Effect. Each Borrower shall, or shall cause the appropriate Subsidiary to, (i) make available to Agent and, if requested, provide Agent with, a copy of each notice of default received by such Borrower or such Subsidiary under any such lease and make available to Agent and, if requested, provide Agent with, a copy of each notice of default sent by such Borrower or such Subsidiary under any such lease; (ii) notify Agent, on or before the 30 days after the end of each Fiscal Quarter, of any new leased premises or lease that such Borrower or such Subsidiary plans to take possession of during the following Fiscal Quarter or has become liable for during the preceding Fiscal Quarter; (iii) obtain and deliver to Agent, if available and upon Agent's request, a non-disturbance agreement and landlord's waiver, prior to entering into any new lease.

          (b) From time to time at the request of Agent, (i) each Borrower and its Subsidiaries shall execute a first priority Mortgage or Leasehold Mortgage, as the case may be (subordinate only to such mortgages as are necessary to permit such Borrower or such Subsidiary to purchase such Real Estate) in favor of Agent covering any Real Estate and material Leases now or hereafter owned or held by such Borrower or its Subsidiaries, in form and substance reasonably satisfactory to Agent and provide Agent with title and extended coverage insurance covering such Real Estate or Lease in an amount equal to the purchase price of such Real Estate (or in the case of a Lease, the amount reasonably requested by Agent) as well as a current ALTA Survey thereof, together with a surveyor's certificate in form and substance satisfactory to Agent, and (ii) with respect to any such Real Estate or Lease, such Borrower shall obtain from any prior mortgagee or landlord thereof, a mortgagee or landlord waiver in form and substance acceptable to Agent; provided, however, that, during the period commencing on the initial Closing Date and ending 90 days thereafter, the failure of any Borrower to obtain a landlord waiver with respect to any leased premises at which Inventory is located shall not by itself result in Agent declaring the Inventory located at such premises to fail to qualify as Eligible Inventory.

     6.14 ENVIRONMENTAL MATTERS.

          (a) Each Borrower shall and shall cause each of its Domestic Subsidiaries to (i) comply in all material respects with all applicable Environmental Laws, (ii) notify the proper governmental agency in the event of any Release of any Hazardous Substance that is required to be reported under any applicable Environmental Law, (iii) forward to Agent a copy of any order, notice, or other written communication, which alleges or may reasonably result in potential liability under any Environmental Law on the part of any Borrower or a Domestic Subsidiary of any Borrower in excess of $250,000, and (iv) annually forward to Agent a written report summarizing any then pending environmental compliance or liability issues relating to the owned or leased facilities or operations of Borrowers and their Domestic Subsidiaries which could reasonably be expected to result in potential liability in excess of $250,000. The parties agree that any Borrower's failure to comply with the covenants contained in Section 6.14(a)(i) and (ii) above will not be deemed an Event of Default if such failure does not reasonably result in potential liability on the part of such Borrower or a Domestic Subsidiary of such Borrower in excess of $250,000.

          (b) Borrowers, jointly and severally, shall indemnify Lender and Agent and hold Lender and Agent harmless from and against any loss, liability, damage or expense, including attorneys' fees, suffered or incurred by Lender and/or Agent, whether as mortgagee pursuant to any Mortgage or Leasehold Mortgage, as mortgagee in possession, or as successor in interest to any Borrower or any of its Domestic Subsidiaries as owner or lessee by virtue of foreclosure or acceptance of deed in lieu of foreclosure (i) under or on account of the Environmental Laws, including the assertion of any Lien thereunder; (ii) with respect to any Release of any Hazardous Substance at or from any facility owned, operated or leased by any Borrower or a Domestic Subsidiary of any Borrower; or (iii) with respect to any other environmental matter arising at, on or in connection with, any facility owned, operated or leased by any Borrower or a Domestic Subsidiary of any Borrower; provided, however, that Borrowers will not be liable for such indemnification to Lender and/or Agent to the extent that any such loss, liability, damage or expense results from the gross negligence or willful misconduct of the Person who would otherwise be entitled to be indemnified pursuant to this Section 6.14(b). The procedure to be followed as to any indemnity pursuant to this Section 6.14(b) shall be as set forth in Section 2.18 hereof.

7.   NEGATIVE COVENANTS

          Borrowers covenant and agree that, unless the Required Lenders shall otherwise consent in writing, from and after the initial Closing Date and until the Termination Date:

          7.1 MERGERS, ETC. No Borrower nor any of its Subsidiaries shall directly or indirectly, by operation of law or otherwise, merge or consolidate with or into, acquire all or substantially all of the assets or capital stock of, or otherwise combine with, any Person nor form any Subsidiary, provided that, with the prior written consent of the Required Lenders, which shall not be unreasonably withheld, any Subsidiary of any Borrower may be merged with and into such Borrower.

          7.2 INVESTMENTS; LOANS AND ADVANCES. Except as otherwise permitted by Sections 7.3 or 7.4 hereof and except for loans or capital contributions by AXIA to ATTS or TapeTech, no Borrower shall and shall not permit any Subsidiary of such Borrower to make any investment in, or make or accrue loans or advances of money to any Person, through the direct or indirect holding of securities or otherwise; provided, however, that any Borrower may make and own investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating from either Standard & Poor's Ratings Group of A-1 or higher or Moody's Investors Service, Inc. of P-1 or higher,
     (iii) certificates of deposit, maturing no more than one year from the date of creation thereof, issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $200,000,000 and having a rating of "A" or better by a nationally recognized rating agency; (iv) time deposits, maturing no more than 30 days from the date of creation thereof with commercial banks having membership in the Federal Deposit Insurance Corporation and in amounts not exceeding the maximum amounts of insurance thereunder; (v) money market mutual funds, all of the assets of which are invested in securities and instruments of the types set forth in clauses
     (i) through (iii) above; (vi) repurchase agreements with any Lender or any primary dealer maturing within one year from the date of acquisition that are fully collateralized by investment instruments of the types described in clauses (i) through (v) above; provided that the terms of such repurchase agreements comply with the guidelines set forth in the Federal Financial Institutions Examination Council Supervisory Policy -- Repurchase Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985, and
     (vii) deposits in local currencies in bank accounts of non-U.S. Affiliates of Borrowers not to exceed in the aggregate at any time $1,000,000 of which amounts in excess of $250,000 shall be maintained for the sole purpose of making payments to Borrowers for inventory in a manner consistent with past practices; further provided, however, that (x) any Borrower may make capital contributions in or loans to Foreign Subsidiaries not to exceed $100,000 in the aggregate at any time outstanding, (y) any Foreign Subsidiary may make loans to any other Foreign Subsidiary, and (z) AXIA may maintain its existing investment in Andamios Atlas, S.A.

          7.3  INDEBTEDNESS.

          (a) Except as otherwise expressly permitted by this Section 7.3 or by any other Section of this Agreement, no Borrower shall or shall permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, whether recourse or nonrecourse, and whether superior or junior, resulting from borrowings, loans, advances or the granting of credit, whether secured or unsecured, except (i) Indebtedness secured by Liens permitted under Section 7.9 hereof, (ii) the Revolving Credit Loan and the Term Loan, (iii) the Subordinated Notes, (iv) Indebtedness owed to Cortec under the Management Agreement, (v) Guaranteed Indebtedness permitted under Section 7.8 hereof, (vi) trade credit incurred to acquire goods, supplies, services, including, without limitation, obligations incurred to employees for compensation for services rendered in the ordinary course of business, or merchandise on terms similar to those granted to purchasers in similar lines of business as such Borrower or such Subsidiary and incurred in the ordinary and normal course of business,
     (vii) lease payment obligations under leases which such Borrower or such Subsidiary is not prohibited from entering into under the Loan Documents, (viii) all deferred taxes, (ix) all unfunded pension and other employee benefit plan obligations and liabilities but only to the extent they are permitted to remain unfunded under applicable law, (x) the Indebtedness set forth on
     Schedule 7.3 hereto, which, except as otherwise stated on Schedule 7.3, shall be repaid in full on the initial Closing Date, and, as to such amounts as are not to be repaid, any refinancing, extension, renewal, rearrangement or replacement thereof, provided that any such refinancing, extension, renewal, rearrangement or replacement thereof shall be on terms which, both taken as a whole and specifically as such terms relate to the identity of the obligors, repayments of principal, covenants, events of default and security in the property of the debtor, are in each event no less favorable to Lenders than the correlative terms of such existing Indebtedness, (xi) Indebtedness not exceeding $1,000,000 at any time outstanding incurred to finance the cost of the acquisition of real or personal tangible property (including Capital Leases); provided that such Indebtedness shall be at least 70% and shall not exceed 100% of the fair value (as determined in good faith by the Board of Directors of AXIA) of such property, and provided, further that such Indebtedness is not secured by any Lien other than a Lien referred to in clause (d) of Section 7.9,
     (xii) other unsecured Indebtedness not exceeding $500,000 in the aggregate at any time outstanding, (xiii) currency hedging arrangements effected by CIE Fischbein S.A. in the ordinary course of business and in accordance with past practices, and (xiv) Indebtedness incurred in the ordinary course of business other than Indebtedness for borrowed money.

          (b) Except as otherwise expressly permitted by Section 7.11 hereof, no Borrower shall and shall not permit any Subsidiary of such Borrower to sell or transfer, either with or without recourse, any assets, of any nature whatsoever, in respect of which a Lien is granted or to be granted to Agent pursuant to any Loan Document or engage in any sale-leaseback or similar transaction involving any of its assets existing on the date hereof.

     7.4 EMPLOYEE LOANS. No Borrower shall and shall not permit any Domestic Subsidiary of such Borrower to make or accrue any loans or other advances of money to any director, officer or employee of such Borrower or such Domestic Subsidiary, except for loans to employees of Borrowers (including, but not limited to, Employee Stock Loans and Employee Housing Loans) not to exceed $1,000,000 in the aggregate outstanding at any time.

     7.5 CAPITAL STRUCTURE. AXIA shall not and shall not permit any Domestic Subsidiary of AXIA to issue or agree to issue any of their respective authorized but not outstanding shares of Stock (including treasury shares).

     7.6 MAINTENANCE OF BUSINESS. Except as otherwise permitted by this Agreement, no Borrower shall and shall not permit any Domestic Subsidiary of such Borrower to engage in any business other than the business currently engaged in by such Borrower or such Domestic Subsidiary.

     7.7  TRANSACTIONS WITH AFFILIATES.

          (a) No Borrower shall or shall permit any of its Subsidiaries to enter into or be a party to any transaction with any Affiliate of any Borrower or such Subsidiary, except as otherwise provided herein or in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business and upon fair and reasonable terms that, with respect to transactions involving $25,000 or more, are fully disclosed to Agent and, in any event, are no less favorable to such Borrower or such Subsidiary than would obtain in a comparable arm's length transaction with a Person not an Affiliate of such Borrower or such Subsidiary.

          (b) No Borrower shall or shall permit any of its Domestic Subsidiaries to enter into any agreement or transaction to pay to any Person any management or similar fee based on or related to Borrower's or any of its Domestic Subsidiaries' operating performance or income or any percentage thereof, nor pay any management or similar fee to an Affiliate; provided, however, that the provisions of this Section 7.7(b) shall not prohibit the engagement of third parties to provide services in the ordinary course of business with respect to which their compensation is measured on the basis of cost savings to Borrowers.

          (c) The foregoing provisions of this Section 7.7 shall not apply to
     (i) transactions between Borrowers or between any Borrower and its wholly-owned Subsidiaries, (ii) payments to Cortec pursuant to the Management Agreement for management services not to exceed the lesser of 1.0% of quarterly sales or $125,000 in any Fiscal Quarter including reimbursement of out-of-pocket expenses; provided, however, that payments for management fees accrued and unpaid due to the operation of this Section 7.7(c) shall not be included in the foregoing limitation but shall be subject to there being no payment Default or payment Event of Default at the time of and after giving effect to such payment and to the next two succeeding provisos; provided, that in the event that a Default or Event of Default continues for two consecutive Fiscal Quarters such management fees shall be currently paid at the rate of up to $62,500 plus reimbursement of out-of-pocket expenses for the following Fiscal Quarter and any succeeding Fiscal Quarters during which such Default or Event of Default continues; provided, further, that for the Fiscal Quarter following any Fiscal Quarter in which such Default or Event of Default is cured, current payment of such management fees shall be restored to up to $125,000 for that and succeeding Fiscal Quarters provided such restoration does not cause a Default or Event of Default, and provided, further, that this clause (ii) shall be interpreted in a manner consistent with the terms of the Management Agreement.

     7.8 GUARANTEED INDEBTEDNESS. No Borrower shall or shall permit any Subsidiary of such Borrower to incur any Guaranteed Indebtedness except (i) by endorsement of instruments of items of payment for deposit to the general account of such Borrower or such Subsidiary, (ii) Interest Rate Agreements,
(iii) guarantees by ATTS and TapeTech of the Subordinated Notes, (iv) guaranties by AXIA of the obligations of its Foreign Subsidiaries under leases entered into in the ordinary course of business and not exceeding $400,000 in the aggregate;
(v) Guaranteed Indebtedness incurred for the benefit of such Borrower or any Subsidiary of such Borrower if the primary obligation is permitted by this Agreement and (vi) other Guaranteed Indebtedness not to exceed $250,000 outstanding at any time.

     7.9 LIENS. No Borrower shall or shall permit any Subsidiary of such Borrower to create or permit any Lien on any of its properties or assets except:

          (a) presently existing or hereinafter created Liens in favor of Agent;

          (b)  Permitted Encumbrances;

          (c) Liens permitted by Section 6.2 hereof;

          (d) Liens upon real or tangible personal property acquired by any Borrower after the date hereof; provided that (i) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, the cost of the item of property subject thereto, (ii) the principal amount of the Indebtedness secured by such Lien is at least 70%, and does not exceed 100%, of the fair value (as determined in good faith by the board of directors of AXIA) of the respective property at the time it was so acquired, (iii) such Lien does not extend to or cover any other property other than such item of property and (iv) the incurrence of such Indebtedness secured by such Lien is permitted by Section 7.3; and

          (e) Liens on any property existing as of the date hereof securing Indebtedness set forth on Schedule 7.3 hereto which is not repaid on the initial Closing Date and any refinancing, extension, renewal or rearrangement thereof provided that such Lien does not extend to or cover any other property other than items of property encumbered as of the date hereof.

     7.10 CAPITAL EXPENDITURES. Borrowers shall not and shall not permit any of their Subsidiaries to make Capital Expenditures that, in the aggregate, shall exceed the amounts set forth below during the Fiscal Years set forth opposite such amounts.

                                             MAXIMUM CAPITAL
      FISCAL YEAR                              EXPENDITURES
      -----------                              ------------
         1996                                   $7,000,000
         1997                                   $7,000,000
         1998                                   $6,000,000
         1999                                   $6,000,000
     2000 and each                              $6,000,000
 Fiscal Year thereafter

     7.11 SALES OF ASSETS. Except as expressly set out in this Section 7.11, no Borrower shall or shall permit any Subsidiary of such Borrower to sell, transfer, convey or otherwise dispose of any assets or properties, other than the sale of inventory in the ordinary course of business. Notwithstanding the foregoing:

          A. AXIA may sell its 50% interest in the Real Estate having a street address of 5821 Randolph Street, Commerce City, California, provided that the sales price thereof is not less than $300,000 and AXIA promptly delivers to Agent all of the net cash proceeds thereof (after deducting all expenses, including commissions, taxes payable, and an appropriate reserve for income taxes in connection therewith) for application to the outstanding principal installments of the Term Notes in accordance with the provisions of Section 2.4(b);

          B. ATTS may sell its rental Equipment and may issue billings for lost tools, each in the ordinary course of business and in accordance with past practices;

          C. Any Borrower and any Subsidiary of such Borrower may sell other assets having a book value of not more than $50,000 individually or $150,000 in the aggregate with respect to all Borrowers and their Subsidiaries during any Fiscal Year; and

          D. Any Borrower and any Subsidiary of any Borrower may sell, transfer, convey or otherwise dispose of any obsolete or redundant assets or other properties and may transfer any assets or other properties in connection with any condemnation thereof, provided that (x) such Borrower promptly delivers to Agent all of the net cash proceeds (after deducting all expenses, including commissions, taxes payable, and amounts payable to holders of prior liens, if any, and an appropriate reserve for income taxes in connection therewith) thereof or therefrom, which proceeds, except as otherwise provided below, shall be applied to the repayment of the Obligations pursuant to Section 2.4(b) hereof, or (y) such Borrower or such Subsidiary uses the proceeds thereof or therefrom to purchase new, additional, replacement or substitute assets or properties (collectively "Replacement Assets"), and promptly delivers to Agent written notice of the use of such proceeds for such purpose. Any Replacement Asset purchased by any Borrower or any Subsidiary of such Borrower shall be free and clear of all Liens, except for the Lien of Agent and those permitted hereunder.

     With respect to any disposition of assets or other properties permitted pursuant to this Section 7.11, Agent agrees to release its Lien on such assets or other properties in order to permit the Borrower to effect such disposition and shall execute and deliver to such Borrower appropriate UCC-3 termination statements and other releases. Borrowers may, at their option, utilize either Paragraph C. above or Paragraph D. above with respect to any disposition of assets which qualifies under the provisions of both of such paragraphs.

     7.12 CANCELLATION OF INDEBTEDNESS. No Borrower shall or shall permit any Subsidiary of such Borrower to cancel any claim or debt owing to it, except for reasonable consideration or in the ordinary course of business.

     7.13 EVENTS OF DEFAULT. No Borrower shall or shall permit any Subsidiary of such Borrower to take or omit to take any action, which act or omission would constitute (i) a default or an event of default pursuant to, or noncompliance with any of, the terms of any of the Loan Documents or the Other Agreements or
(ii) a material default or an event of default pursuant to, or non-compliance with any other contract, lease, mortgage, deed of trust or instrument to which it is a party or by which it or any of its property is bound, or any document creating a Lien, unless, in either case, such default, event of default or non-compliance could not reasonably be expected to have a Material Adverse Effect.

     7.14 HEDGING TRANSACTIONS.  Except (i) as otherwise permitted hereunder,
(ii) currency hedging in the ordinary course of business and (iii) Interest Rate Agreements relating to the Loans pursuant to arrangements and documentation acceptable to Agent, no Borrower shall or shall permit any of its Subsidiaries to engage in any interest rate hedging, swaps, caps or similar transaction.

     7.15 RESTRICTED PAYMENTS. No Borrower shall make any Restricted Payments or permit any Subsidiary to make a Restricted Payment; provided, however, that
(i) any Subsidiary of a Borrower may pay dividends to its parent corporation if such parent corporation is a Borrower or a wholly-owned Subsidiary of a Borrower, (ii) AXIA may make payments to

Holdings, to permit Holdings to pay administrative, corporate and other customary fees and expenses not to exceed $75,000 in the aggregate in any Fiscal Year, (iii) any Subsidiary of AXIA may pay to AXIA any amounts required for the payment of any taxes payable (x) by AXIA or (y) by AXIA and/or its Subsidiaries on a consolidated, combined or unitary basis, and (iv) subject to the limitations set forth in Section 2.7, AXIA may repurchase Subordinated Notes or Subordinated Note Units.

     7.16 ERISA. No Borrower shall directly or indirectly, and will not permit any ERISA Affiliate to directly or indirectly (i) terminate any Plan subject to Title IV of ERISA so as to result in any liability to any Borrower or any ERISA Affiliate which could reasonably be expected to have a Material Adverse Effect
(ii) permit to exist any ERISA Event or any other event or condition which presents the risk of liability of such Borrower or any ERISA Affiliate which could reasonably be expected to have a Material Adverse Effect, (iii) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan so as to result in any liability to such Borrower or any ERISA Affiliate which could reasonably be expected to have a Material Adverse Effect, (iv) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder, except in the ordinary course of business consistent with past practice or solely to the extent necessary to comply with applicable law, which could result in any liability to such Borrower or any ERISA Affiliate which could reasonably be expected to have a Material Adverse Effect, or (v) permit the present value of all Benefit Liabilities under all Plans (excluding any Multiemployer Plan or a Plan with no unfunded Benefit Liabilities and determined in accordance with Statement of Financial Accounting Standards No. 35) to exceed the fair market value of the Plans' assets by $600,000, all determined as of the then most recent valuation date for each such Plan.

     7.17 EMPLOYMENT AGREEMENTS. No Borrower shall or shall permit any Subsidiary to, (i) enter into any employment agreement with its officers or senior management employees other than those employment agreements listed on
Schedule 4.19, and other employment agreements with additional or replacement officers or senior management employees on substantially similar terms, or (ii) amend or modify in any material respect any of the employment agreements listed on Schedule 4.19 or any employment agreement for any additional or replacement officer or senior management employee.

     7.18 AMENDMENT OF SUBORDINATED NOTES. Borrowers shall cause or permit to occur any amendment to the terms of the Subordinated Notes or of the Indenture pursuant to which the Subordinated Notes were issued.

8.   TERM AND TERMINATION

     8.1 TERMINATION. Subject to the provisions of Sections 2 and 9.2 hereof, the financing arrangements contemplated hereby in respect of the Revolving Credit Loan and Letter of Credit Obligations shall be in effect until the Commitment Termination Date; provided, however, that in the event of a prepayment of all or any part of the Revolving Credit Loan prior to the Revolving Credit Loan Commitment Termination Date with the proceeds of funds borrowed from any Person other than Lenders, Borrowers shall simultaneously therewith pay to Lenders, in immediately available funds, all Obligations in full, in accordance with the terms of the agreements creating and instruments evidencing such Obligations.

     8.2 SURVIVAL OF OBLIGATIONS UPON TERMINATION OF FINANCING ARRANGEMENT. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the powers, obligations, duties, rights and liabilities of Borrowers or the rights of Lenders or Agent relating to any transaction or event occurring prior to such termination. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations contained in the Loan Documents shall survive such termination or cancellation and shall continue in full force and effect until such time as all of the Obligations have been performed and paid in full in accordance with the terms of the agreements creating such Obligations, at which time the same shall terminate.

9.   EVENTS OF DEFAULT; RIGHTS AND REMEDIES

     9.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

          (a) Borrowers shall fail to make any payment of principal of the Revolving Credit Loan or the Term Loan when due and payable or declared due and payable.

          (b) Borrowers shall fail to make any payment of interest on the Revolving Credit Loan or the Term Loan when due and payable or declared due and payable and such failure shall have remained unremedied for five (5) days.

          (c) Borrowers shall fail to make any payment of expenses payable under this Agreement, or fail to pay any of the other Obligations owing under any Loan Document, and such failure shall have remained unremedied for a period of five (5) days after Borrowers have received notice of such failure from Agent or any Lender.

          (d) Borrowers shall fail or neglect to perform, keep or observe any of the provisions of Section 6.3 ("Financial Covenants") or Section 7 of this Agreement.

          (e) Borrowers shall fail or neglect to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents, and the same shall remain unremedied for a period ending on the first to occur of 15 days after Borrowers shall receive written notice of any such failure from Agent or any Lender or 20 days after the chief executive officer, chief operating officer or chief financial officer of any Borrower shall become aware thereof; provided, however, that if such failure cannot be remedied during such 15 or 20 day period despite all reasonable efforts of Borrowers, then such 15 or 20 day period, as the case may be, shall be extended by an additional 30 days or such longer period of time (but not more than 60 days without the consent of Agent, which shall not be unreasonably withheld) as is necessary to cure such failure as long as Borrowers are proceeding diligently to cure such failure and the delay could not reasonably be expected to have a Material Adverse Effect.

          (f) A default shall occur under any other agreement, document or instrument to which any Borrower is a party or by which any Borrower or any Borrower's property is bound and such default is not cured within any applicable grace period or waived in writing, or being contested pursuant to the provisions of Section 6.2 and such default either (i) involves the failure to make any payment when due of an amount in excess of $150,000 (whether of principal, interest or otherwise and whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any Indebtedness (other than trade payables) of such Borrower, or (ii) causes (or permits any holder of such Indebtedness (other than trade payables) or a trustee to cause) such Indebtedness or a portion thereof in an aggregate amount exceeding $300,000 to become due prior to its stated maturity or prior to its regularly scheduled dates of payment.

          (g) Any representation or warranty herein or in any Loan Document or in any written statement pursuant thereto or hereto, report, financial statement or certificate made or delivered to Lender by any Borrower shall be untrue or incorrect in any material respect as to Borrowers and their Subsidiaries taken as a whole, as of the date when made or deemed made (including those made or deemed made pursuant to Section 3.6).

          (h) Any of the assets of any Borrower shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Borrower and shall remain unstayed or undismissed for 30 consecutive days; or any Person shall apply for the appointment of a receiver, trustee or custodian for any of the assets of any Borrower and shall remain unstayed or undismissed for 30 consecutive days; or any Borrower, shall have concealed, removed or permitted to be concealed or removed, any part of its property with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation which may be fraudulent under any bankruptcy, fraudulent conveyance or other similar law.

          (i) A case or proceeding shall have been commenced against any Borrower in a court having competent jurisdiction seeking a decree or order in respect of such Borrower (i) under title 11 of the United States Code, as now constituted or hereafter amended or any other applicable Federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of such Borrower or of any substantial part of its properties, or (iii) ordering the winding-up or liquidation of the affairs of such Borrower and such case or proceeding shall remain undismissed or unstayed for 60 consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding.

          (j) Any Borrower shall (i) file a petition seeking relief under title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal, State or foreign bankruptcy or other similar law, (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of such Borrower or of any substantial part of its properties, (iii) fail generally to pay its debts as such debts become due, or (iv) take any corporate action in furtherance of any such action.

          (k) Final judgment or judgments (after the expiration of all times to appeal therefrom) for the payment of money in excess of $50,000 individually or $100,000 in the aggregate shall be rendered against any Borrower and the same shall not (i) be fully covered by insurance in accordance with Section 6.6 hereof, or (ii) within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within five days after the expiration of any such stay.

          (l) With respect to any Plan: (i) or any Defined Contribution Plan or Welfare Plan, any Borrower or any ERISA Affiliate or any other party-in-interest or disqualified person shall engage in any transactions which in the aggregate would reasonably result in a final assessment or liability to such Borrower or any Subsidiary of such Borrower in excess of $10,000 under
     Section 409 or 502 of ERISA or IRC Section 4975, which assessment or liability has not been paid within 30 days of final assessment and which is not being contested pursuant to Sections 6.2(b) or
     (c) hereof; (ii) any Borrower or any Subsidiary of such Borrower shall incur any accumulated funding deficiency, as defined in IRC Section 412, in the aggregate in excess of $50,000, or request a funding waiver from the IRS for contributions in the aggregate in excess of $10,000; (iii) any Borrower or any ERISA Affiliate shall not pay any withdrawal liability which involves annual withdrawal liability payments which exceed $50,000, as a result of a complete or partial withdrawal within the meaning of
     Section 4203 or 4205 of ERISA, within 30 days after the date such payment becomes due, unless such payment is being contested pursuant to Sections 6.2(b) or (c) hereof; (iv) any Borrower or any ERISA Affiliate shall fail to make a required contribution by the due date under Section 412 of the IRC or Section 302 of ERISA which would result in the imposition of a lien under Section 412 of the IRC or Section 302 of ERISA within 30 days after the date such payment becomes due, unless such payment is being contested pursuant to Sections 6.2(b) or (c) hereof; or (v) an ERISA Event with respect to a Plan has occurred, and within the time period described below, such ERISA Event has not been corrected, with the time periods to correct such ERISA Event being as follows: (A) with respect to an event described in clause (a) of the definition of ERISA Event, within 60 days after the occurrence of such event; (B) with respect to an event described in clause
     (b) of the definition of ERISA Event, within 30 days after the date on which withdrawal liability under Section 4063 becomes due and owing; (C) with respect to an event described in clause (c) of the definition of ERISA Event, before the final distribution of the assets from the Plan that was terminated; or (D) with respect to an event described in clause (d) or clause (e) of the definition of ERISA Event, within 30 days after the institution of proceedings by the PBGC to terminate such Plan or any Borrower or any ERISA Affiliate has incurred liability under Title IV of ERISA for such Plan; provided, however, that an ERISA Event shall not constitute an Event of Default if the maximum liability (determined after the time periods for correction described above) which any Borrower or any Subsidiary of any Borrower could incur under Section 4062, 4063, 4064, 4201, 4219 or 4243 of ERISA, or any other provision of law with respect to a Plan, as a result of such event does not exceed $50,000 (computed by the actuary for the Plan taking into account any applicable rules or regulations of the PBGC and based on actuarial assumptions used by the
     Plan), or the ERISA Event is being contested under Sections 6.2(b) or (c) hereof.

          (m) Any material provision of any Collateral Document after delivery thereof pursuant to Section 3.3, shall for any reason cease to be valid or enforceable in accordance with its terms, or any security interest created under any Collateral Document shall cease to be a valid and perfected first priority security interest or Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

          (n) There exists any uncorrected violation by any Borrower or any Subsidiary of any Borrower of any Environmental Laws which requires, or may require, a "response", as defined under CERCLA, or other remedial action by any Borrower or any Subsidiary of Borrower under any Environmental Laws, such uncorrected violation could reasonably be expected to have a Material Adverse Effect, and such "response" or other remedial action is not completed within 90 days from the date of written notice from Agent to such Borrower of the violation, or such longer period of time as is necessary to cure such violation as long as such Borrower or such Subsidiary is proceeding diligently to cure such violation and the delay could not reasonably be expected to have a Material Adverse Effect.

          (o) (i) Cortec (which for purposes of this Section 9.1(o) shall be deemed to include: (A) Cortec, (B) Cortec Group Fund L.P., (C) all directors and executive officers of Cortec, and (D) any relative, spouse or relative of the spouse of a person specified in clause (C) (a "Cortec Person") who has the same principal residence as such Cortec Person and any trust for the benefit of any Cortec Person or any such relative, spouse or relative of a spouse), together with its Affiliates, shall cease to own and control both (x) at least 51% (on a fully diluted basis) of the issued and outstanding shares of capital stock of Holdings and (y) at least 51% (on a fully diluted basis) of the capital stock of any class or classes of Holdings entitled to vote for the election of the Board of Directors of Holdings or (ii) Holdings shall own less than 100% (on a fully diluted basis) of the issued and outstanding capital stock of AXIA (each of the events described in clause (i) or (ii), a "Change of Control"); provided, however, that there shall be no Change of Control if the ownership and control of shares by Cortec and its Affiliates is reduced below 51% as a result of a public offering of any such shares and, after such offering, Cortec and its Affiliates own and control at least 35% of such shares and no other person or group (as defined in Section 13(d) of the Exchange Act) owns or controls a greater number of such shares.

          (p) An "Event of Default" occurs and is continuing under the Indenture for the Subordinated Notes.

     9.2 REMEDIES. If any Event of Default shall have occurred and be continuing, Agent may, or at the request of the Required Lenders, shall, without notice, (i) terminate this facility with respect to further Revolving Credit Advances or further Letter of Credit Obligations, whereupon no Revolving Credit Advances may be made hereunder and no additional Letters of Credit will be issued hereunder, and/or (ii) declare all Obligations to be forthwith due and payable, whereupon all Obligations shall become and be due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower; provided, however, that upon the occurrence of an Event of Default specified in Sections 9.1(i) or (j) hereof, the Obligations shall become due and payable without declaration, notice or demand by Agent.

     Agent shall take such action with respect to any Default or Event of Default as shall be directed by the Required Lenders; provided that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Agent and Lenders holding Revolving Credit Notes and Term Notes taken as a whole, including any action (or the failure to act) pursuant to the Loan Documents.

     9.3 WAIVERS BY BORROWERS. Except as otherwise provided for in this Agreement and applicable law, Borrowers waive (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent or any Lender on which any Borrower may in any way be liable and hereby ratifies and confirms whatever Agent or any Lender may do in this regard, (ii) all rights to notice and a hearing prior to Agent's or any Lender's taking possession or control of, or to Agent's or Lender's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Agent or any Lender to exercise any of its remedies, and (iii) the benefit of all valuation, appraisal and exemption laws. Borrowers acknowledge that they have been advised by counsel of its choice with respect

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

to this Agreement, the other Loan Documents and the transactions evidenced by this Agreement and the other Loan Documents.

     9.4 RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default and Agent's termination of this facility or Agent's declaring all Obligations to be forthwith due and payable pursuant to the provisions of Section 9.2 hereof, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Borrower against any and all of the obligations of Borrowers now or hereafter existing under this Agreement, and the Notes held by such Lender irrespective of whether or not such Lender shall have made any demand under this Agreement or any such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify Borrowers after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 9.4 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

10.  THE AGENT

     10.1 AUTHORIZATION AND ACTION. Each Lender hereby appoints and authorizes Agent to take such action on its behalf and to exercise such powers under this Agreement, and the other Loan Documents as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Notes), Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders (or, with respect to those actions to be taken at the direction of Required Revolving Credit Lenders, upon the instruction of Required Revolving Credit Lenders), and such instructions shall be binding upon all Lenders; provided, however, that Agent shall not be required to take any action which exposes Agent to personal liability or which is contrary to this Agreement or the other Loan Documents or applicable law. Agent agrees to give each Lender prompt notice of each notice given to it by any Borrower pursuant to the terms of this Agreement and the other Loan Documents.

     10.2 AGENT'S RELIANCE, ETC. Neither Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Agent: (i) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Agent; (ii) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iii) makes no warranty or representations to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of Borrowers or to inspect the property (including the books and records) of Borrowers; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this

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

Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     10.3 ANB AND AFFILIATES. With respect to its commitment hereunder to make Revolving Credit Advances and loans under the Term Loan made by it, ANB shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include ANB in its individual capacity. ANB and its Affiliates may lend money to, and generally engage in any kind of business with, Borrowers, any of their Subsidiaries and any Person who may do business with or own securities of Borrowers or any such Subsidiary, all as if ANB were not Agent and without any duty to account therefor to Lenders.

     10.4 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the financial statements referred to in Section 4.6 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     10.5 INDEMNIFICATION. Lenders agree to indemnify Agent (to the extent not reimbursed by Borrowers), ratably according to the respective principal amounts of the Notes then held by each of them, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or wilful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable shares of any out-of-pocket expenses (including counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Borrowers.

     10.6 SUCCESSOR AGENT. Agent may resign at any time by giving written notice thereof to Lenders and Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent which shall be reasonably acceptable to Borrowers. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank or financial institution organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000 and which shall be reasonably acceptable to Borrowers. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of

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

the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

11.  MISCELLANEOUS

     11.1 COMPLETE AGREEMENT; MODIFICATION OF AGREEMENT; SALE OF INTEREST. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and may not be modified, altered or amended except by an agreement in writing signed by Borrowers, Agent and Required Lenders. No Borrower may sell, assign or transfer any of the Loan Documents or any portion thereof, including without limitation, Borrowers' rights, title, interests, remedies, powers and duties hereunder or thereunder. Each Borrower hereby consents to Agent's and any Lender's sale of participations, assignment, transfer or other disposition, at any time or times, of any of the Loan Documents or of any portion thereof or interest therein, including, without limitation, Agent's and any Lender's rights, title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not; provided, however, that any assignment (but not the sale of a participation interest) of its Revolving Credit Commitment or its Term Note shall require the consent of Borrowers (which consent shall not be unreasonably withheld or delayed), except that consent shall not be required for an assignment to an affiliate (i.e. an entity controlling, controlled by or under common control with the assigning Lender) and consent shall not be required during the existence and continuance of a Default or an Event of Default; each Borrower agrees that it will use its best efforts to assist and cooperate with Agent in any manner reasonably requested by Agent to effect the sale of participations in or assignments of any of the Loan Documents or of any portion thereof or interest therein, including, without limitation, assistance in the preparation of appropriate disclosure documents or placement memoranda and executing appropriate amendments to the signature pages hereto to reflect the addition of any Lenders and such Lender's respective commitments.

     In the event Agent or any Lender assigns or otherwise transfers all or any part of its Term Note or Revolving Credit Note, Agent or any such Lender shall so notify AXIA and AXIA shall, upon the request of Agent or such Lender, issue new Term Notes or Revolving Credit Notes in exchange for the old Term Notes or Revolving Credit Notes.

     No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however: (a) that no amendment, waiver or consent shall, unless in writing and signed by each Lender affected thereby do any of the following: (i) increase the Maximum Revolving Credit Loan or subject any Lender to any additional obligations, (ii) reduce the principal of, or interest on, the Notes or other amounts payable hereunder other than those payable only to ANB which may be reduced by ANB unilaterally, (iii) postpone any date fixed for any payment of principal of, or interest on, the Notes or other amounts payable hereunder, other than those payable only to ANB which may be postponed by ANB unilaterally,
(iv) change the aggregate unpaid principal amount of the Notes, or the number of Lenders which shall be required for the Lenders or any of them to take any action hereunder, (v) release or discharge any Person liable for the performance of any obligations of Borrower hereunder or under any of the Loan Documents,
(vi) release any portion of the Collateral, except as permitted hereunder or under any of the Loan Documents, or (vii) amend this

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

Section 11.1; (b) as to matters solely affecting the Revolving Credit Loan, Required Revolving Credit Lenders may unilaterally agree to an amendment to, modification of, or supplementation to this Agreement; and (c) that no amendment, waiver or consent shall be effective unless in writing and signed by Agent in addition to the Required Lenders required above to take such action, affect the rights or duties of Agent under this Agreement, any Note or any Loan Document.

     11.2 FEES AND EXPENSES. Borrowers shall pay all reasonable out-of-pocket expenses of Agent in connection with the preparation of the Loan Documents (including the reasonable fees and expenses of all of its counsel retained in connection with the Loan Documents and the transactions contemplated thereby). If, at any time or times, regardless of the existence of any Event of Default (except with respect to paragraphs (iii) and (iv) below, which shall be subject to an Event of Default having occurred and be continuing), Agent (or in the case of paragraphs (ii), (iii) and (iv) below, any Lender) shall employ counsel for advice or other representation in connection with or shall incur reasonable legal or other costs and expenses in connection with:

          (i) any amendment, modification, termination, or waiver, or consent with respect to, any of the Loan Documents;

         (ii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent or any Lender, any Borrower, any Subsidiary of any Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreements to be executed or delivered in connection herewith;

        (iii) any attempt to enforce any rights of Agent or any Lender against any Borrower, any Subsidiary of any Borrower or any other Person, that may be obligated to any Lender by virtue of any of the Loan Documents;

         (iv) any attempt to verify, protect, collect, sell, liquidate or otherwise dispose of the Collateral;

then, and in any such event, the reasonable attorneys' fees arising from such services, including those of any appellate proceedings, and all reasonable expenses, costs, charges and other fees incurred by such counsel in any way or respect arising in connection with or relating to any of the events or actions described in this Section 11.2 shall be payable, on demand, by Borrowers to Agent or such Lender and shall be additional Obligations secured under this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: paralegal fees, costs and expenses; accountants' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; word processing charges, court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services.

     11.3 NO WAIVER BY LENDER. Agent's or any Lender's failure, at any time or times, to require strict performance by Borrowers of any provisions of this Agreement and any of the other Loan Documents shall not waive, affect or diminish any right of Agent or such Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Required Lenders of an Event of Default by Borrowers under the Loan Documents shall not suspend, waive or affect any other Event of Default by Borrowers under this Agreement and


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

any of the other Loan Documents whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrowers contained in this Agreement or any of the other Loan Documents and no Event of Default by Borrowers under this Agreement and no defaults by Borrowers under any of the other Loan Documents shall be deemed to have been suspended or waived by Agent or any Lender, unless such suspension or waiver is by an instrument in writing signed by an officer of Agent and Required Lenders and directed to Borrowers specifying such suspension or waiver.

     11.4 REMEDIES. Agent's and each Lender's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Agent and Lenders may have under any other agreement, including without limitation, the Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

     11.5 MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR ANY OF THE OTHER AGREEMENTS.

     11.6 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     11.7 PARTIES. This Agreement and the other Loan Documents shall be binding upon, and inure to the benefit of, the successors of Borrowers, Agent and Lenders and the assigns, transferees and endorsees of Agent and Lenders. Nothing in this Agreement or the other Loan Documents, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

     11.8 CONFLICT OF TERMS. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

     11.9 AUTHORIZED SIGNATORIES. Until Agent shall be notified by AXIA to the contrary, the signature upon any document or instrument delivered pursuant hereto of an officer of any Borrower listed in Schedule 11.9 hereto shall bind Borrowers and be deemed to be the act of Borrowers affixed pursuant to and in accordance with resolutions duly adopted by Borrowers' Boards of Directors.


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

     11.10 GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. AGENT, EACH LENDER AND BORROWERS AGREE TO SUBMIT TO PERSONAL JURISDICTION AND TO WAIVE ANY OBJECTION AS TO VENUE IN THE COUNTY OF COOK, STATE OF ILLINOIS. SERVICE OF PROCESS ON BORROWERS, AGENT OR ANY LENDER IN ANY ACTION ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS SHALL BE EFFECTIVE IF MAILED TO SUCH PARTY AT THE ADDRESS LISTED IN SECTION 11.11 HEREOF. BORROWERS HEREBY IRREVOCABLY APPOINT CT CORPORATION SYSTEM AS BORROWERS' AGENT FOR THE PURPOSE OF ACCEPTING THE SERVICE OF ANY PROCESS WITHIN THE STATE OF ILLINOIS. BORROWERS AGREE NOTHING HEREIN SHALL PRECLUDE AGENT, ANY LENDER OR ANY BORROWER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION.

     11.11 NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be delivered in person (by personal delivery, delivery service or overnight courier service) with receipt acknowledged, or telecopied and confirmed immediately in writing by a copy mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as hereafter set forth, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:


            (a) If to Agent, at:      American National Bank and Trust
                                       Company of Chicago
                                      33 North LaSalle Street
                                      Chicago, Illinois 60690
                                      Attention: Peter K. Gillespie
                                      Telecopier No.: (312) 661-3566

            (b) If to Borrower, at:   AXIA Incorporated
                                      100 West 22nd Street
                                      Suite 134
                                      Lombard, Illinois 60148
                                      Attention: Lyle J. Feye,
                                                 Chief Financial Officer
                                      Telecopier No.: (708) 629-3361

                with a copy to:       Cortec Group
                                      200 Park Avenue
                                      New York, New York
                                      Attention: Richard Fishbein
                                      Telecopier No.: (212) 682-4195



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

          (c) If to any Lender, at its address indicated on the signature pages hereof or in a notice to Borrowers of assignment of a Note, or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, in person, by delivery service or by overnight courier service, with receipt acknowledged, or the date of the telecopy transmission, or three (3) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

     11.12 SURVIVAL. The representations and warranties of Borrowers in this Agreement shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto.

     11.13 SECTION TITLES. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

     11.14 COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

     11.15 DEFAULTING LENDER. In the event that any Lender fails to fund its Term Loan or its Revolving Credit Percentage of any Revolving Credit Advance requested or deemed requested by Borrowers which such Lender is obligated to fund under the terms of this Agreement (the funded portion of such borrowing being hereinafter referred to as a "Non Pro Rata Loan"), until the earlier of such Lender's cure of such failure or the termination of Term Loan Commitments and the Revolving Credit Loan Commitments, upon AXIA's request, the proceeds of all amounts thereafter repaid to Agent by Borrowers and otherwise required to be applied to such Lender's share of all other Obligations pursuant to the terms of this Agreement, shall be advanced to Borrowers by Agent on behalf of such Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligations. Notwithstanding anything in this Agreement to the contrary:

           (i) the foregoing provisions of this Section 11.15 shall apply only with respect to the proceeds of payments of Obligations and shall not affect the conversion or continuation of Loans pursuant to Section 2.8;

           (ii) any such Lender shall be deemed to have cured its failure to fund its Term Loan or its Revolving Credit Percentage at such time as an amount equal to such Lender's original Term Loan or Revolving Credit Percentage of the requested principal portion of such Term Loan or Revolving Credit Advance is fully funded to Borrowers, whether made by such Lender itself or by operation of the terms of this Section 11.15 and whether or not the Non Pro Rata Loan with respect thereto has been converted or continued;

           (iii) amounts advanced to Borrowers to cure, in full or in part, any such Lender's failure to fund its Term Loan or its Revolving Credit Percentage of any

     Revolving Credit Advance ("Cure Loans") shall bear interest at the rate applicable to Alternate Base Rate Borrowings under Section 2.8 in effect from time to time, and for all other purposes of this Agreement shall be treated as if they were Alternate Base Rate Borrowings;

           (iv) regardless of whether or not an Event of Default has occurred or is continuing, and notwithstanding the instructions of Borrowers as to their desired application, all repayments of principal which would be applied to the outstanding Alternate Base Rate Borrowings shall be applied first, ratably to all Alternate Base Rate Borrowings constituting Non Pro Rata Loans, second, ratably to Alternate Base Rate Borrowings other than those constituting Non Pro Rata Loans or Cure Loans and, third, ratably to Alternate Base Rate Borrowings constituting Cure Loans;

           (v) for so long as and until the earlier of any such Lender's cure of the failure to fund its Revolving Credit Percentage of any Revolving Credit Advance and the termination of the Revolving Credit Loan Commitments, the terms "Required Lenders" and "Required Revolving Credit Lenders" for all purposes of this Agreement shall exclude all Lenders whose failure to fund their respective Revolving Credit Percentage of such Revolving Credit Advance have not been so cured; and

           (vi) for so long as and until any such Lender's failure to fund its Revolving Credit Percentage of any Revolving Credit Advance is cured in accordance with this Section 11.15, such Lender shall not be entitled to any Unused Revolving Credit Loan Charges with respect to its Revolving Credit Loan Commitment.

12.  CROSS-GUARANTY

     12.1 CROSS-GUARANTY. Each Borrower hereby acknowledges and agrees that such Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to each other Borrower, Agent and Lenders the full and prompt payment of, all Obligations owed or hereafter owing to Agent and/or Lenders by each other Borrower.

     12.2  CONTRIBUTION WITH RESPECT TO GUARANTY OBLIGATIONS.

     (a)   To the extent that any Borrower shall make a payment under this
Section 12 of all or any of the Obligations for which such Borrower is not primarily liable (a "Guarantor Payment") which, taking into account all other Guarantor Payments then previously or concurrently made by the other Borrowers, exceeds the amount which such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower's "Allocable Amount" (as defined below) (in effect immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of all Borrowers in effect immediately prior to the making of such Guarantor Payment, then such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each of the other Borrowers for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. Each Borrower agrees not to exercise any rights which it may acquire by way of contribution, indemnification or subrogation as a result of any Guarantor Payment and not to seek reimbursement from any other Borrower in respect of a Guarantor Payment, unless and until all Obligations (other than contingent indemnification obligations) shall have been performed and paid in full, and if any payment shall be made to a Borrower on account of such contribution, indemnification or subrogation rights at any time when the Obligations shall not have been performed and paid in full, each and every amount

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

so paid shall forthwith be paid to Agent and Lenders to be credited and applied against the Obligations, whether matured or unmatured. Each Borrower subordinates any such contribution, indemnification or subrogation rights to the Obligations.

     (b) As of any date of determination, the "Allocable Amount" of any Borrower shall be equal to the maximum amount of the claim which could then be recovered from such Borrower under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

     (c) This Section 12.2 is intended only to define the relative rights of Borrowers and nothing set forth in this Section 12.2 is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including, without limitation, Section 2 hereof, and nothing contained in this Section 12.2, shall limit the liability of any Borrower to pay the Obligations for which it is primarily liable.

     (d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of any Borrower to which such contribution and indemnification is owing.

     12.3 OBLIGATIONS ABSOLUTE. The liability of each Borrower to Agent and Lenders hereunder shall not be affected or impaired by any of the following acts by Agent or any Lender: (i) any acceptance of collateral security, guarantors, accommodation parties or sureties for any or all Obligations; (ii) one or more extensions or renewals of Obligations (whether or not for longer than the original period) or any modification of the interest rates, fees, maturities or principal amount of, or other contractual terms applicable to any Obligations;
(iii) any waiver or indulgence granted to a Borrower, any delay or lack of diligence in the enforcement of Obligations, or any failure to institute proceedings, file a claim, give any required notices or otherwise protect any Obligations; (iv) any full or partial release of, compromise or settlement with, or agreement not to sue a Borrower or any guarantor or other person liable in respect of any Obligations; (v) any release, surrender, cancellation or other discharge of any evidence of Obligations or the acceptance of any instrument in renewal or substitution therefore; (vi) any failure to obtain collateral security (including rights of setoff) for Obligations, or to obtain or maintain the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to preserve, protect, insure, care for, exercise or enforce any collateral security; or any modification, alteration, substitution, exchange, surrender, cancellation, termination, release or other change, impairment, limitation, loss or discharge of any collateral security; (vii) any collection, sale, lease or disposition of, or any other foreclosure or enforcement of or realization on, any collateral security; (viii) any assignment, pledge or other transfer of any Obligations or any evidence thereof; or (ix) any manner, order or method of application of any payments or credits upon Obligations. Each Borrower hereby waives any and all defenses and discharges available to a surety, guarantor, or accommodation co-obligor.

     12.4 WAIVER. EACH BORROWER HEREBY WAIVES PRESENTMENT, DEMAND FOR PAYMENT, NOTICE OF DISHONOR OR NONPAYMENT, AND PROTEST OF ANY INSTRUMENT EVIDENCING OBLIGATIONS.

     12.5 RECOVERY. If any payment is applied by Agent or any Lender to the Obligations and is thereafter set aside, recovered, rescinded or required to be returned for any reason

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(including, without limitation, the bankruptcy, insolvency or reorganization of a Borrower or any other obligor), the Obligations to which such payment was applied shall for the purposes of this Section 12 be deemed to have continued in existence, notwithstanding such payment and application and this cross guaranty shall be enforceable as to such Obligations as fully as if such payment and application had never been made.

     12.6 LIABILITY CUMULATIVE. The liability of Borrowers under this Section 12 is in addition to and shall be cumulative with all liabilities of each Borrower to Agent and Lenders under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrowers, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

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     IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

AXIA INCORPORATED

                                       AMERICAN NATIONAL BANK AND TRUST
By:_______________________________     COMPANY OF CHICAGO, as Agent and
   Name:   Lyle J. Feye                as Lender
   Title:  Vice President
                                       By:____________________________________
                                          Name:   Georgy Ann Peluchiwski
AMES TAPING TOOL SYSTEMS, INC.            Title:  Second Vice President

                                       Term Loan Commitment:  $10,000,000
By:_______________________________
   Name:   Lyle J. Feye                Revolving Credit Loan Commitment:
   Title:  Vice President              $6,000,000


TAPETECH TOOL CO., INC.                THE NORTHERN TRUST COMPANY, as Lender


By:_______________________________
   Name:   Lyle J. Feye                By:____________________________________
   Title:  Vice President
                                          Name:_______________________________

                                          Title:______________________________

                                       Address:

                                               50 South LaSalle Street
                                               Chicago, Illinois  60675
                                               Attention:  Arthur  J. Fogel
                                               Telecopier No.: (312) 444-7028

                                       Term Loan Commitment:  $7,500,000

                                       Revolving Credit Loan Commitment:
                                       $4,500,000


                                       NATIONAL CITY BANK, as Lender


                                       By:____________________________________
                                          Name:   Diego Tobon
                                          Title:  Vice President

                                       Address:

                                               1900 East 9th Street
                                               Locator 2104
                                               Cleveland, Ohio 44114
                                               Attention:  Diego Tobon
                                               Telecopier No.: (216) 575-9396

                                       Term Loan Commitment:  $7,500,000

                                       Revolving Credit Loan Commitment:
                                       $4,500,000



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